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                                                                   EXHIBIT 10.11

                                 170 TRACER LANE
                             WALTHAM, MASSACHUSETTS

                          LEASE DATED December 20, 2002

      THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 170 Tracer Lane, Waltham, Massachusetts.

      The parties to this Indenture of Lease hereby agree with each other as follows:

                                    ARTICLE I

                                 REFERENCE DATA

1.1   SUBJECTS REFERRED TO:

      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

      LANDLORD:                             Mortimer B. Zuckerman and Edward H.
                                            Linde, Trustees of Tracer Lane Trust
                                            II under Declaration of Trust dated
                                            May 30, 2000, recorded with the
                                            Middlesex South District Registry of
                                            Deeds in Book 31451, Page 498, but
                                            not individually

      LANDLORD'S ORIGINAL                   c/o Boston Properties Limited
      ADDRESS:                              Partnership
                                            111 Huntington Avenue, Suite 300
                                            Boston, Massachusetts 02199-7610

      LANDLORD'S CONSTRUCTION               Mark Denman
      REPRESENTATIVE:

      TENANT:                               Unica Corporation, a Massachusetts
                                            corporation.

      TENANT'S ORIGINAL                     55 Old Bedford Road
      ADDRESS:                              Lincoln, Massachusetts 01773

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      TENANT'S CONSTRUCTION                 Richard Darer
      REPRESENTATIVE:

      SCHEDULED TERM                        May 1, 2003
      COMMENCEMENT DATE:

      COMMENCEMENT DATE:                    As defined in Sections 2.4 and 3.2

      RENT COMMENCEMENT DATE:               The sixty-first (61st) day
                                            immediately following the
                                            Commencement Date subject, however,
                                            to the provisions of the third
                                            paragraph of Section 2.5 hereof.

      OUTSIDE COMPLETION DATE:              July 1, 2003

      TERM (SOMETIMES CALLED                Sixty (60) calendar months (plus
      THE ORIGINAL TERM):                   the partial month, if any,
                                            immediately following the
                                            Commencement Date), unless extended
                                            or sooner terminated as provided in
                                            this Lease.

      EXTENSION OPTION:                     One (1) period of one (1) year as
                                            provided in and on the terms set
                                            forth in Section 2.4.1 hereof.

      THE SITE:                             That certain parcel of land known as
                                            and numbered 170 Tracer Lane,
                                            Waltham, Middlesex County,
                                            Massachusetts, being more
                                            particularly described in Exhibit A
                                            attached hereto.

      THE BUILDING:                         The three (3) story Building located
                                            on the Site known as and numbered
                                            170 Tracer Lane, Waltham,
                                            Massachusetts. The Building is
                                            appropriately labeled on Exhibit A-1
                                            attached hereto and hereby made a
                                            part hereof.

      THE COMPLEX:                          The Building together with all
                                            parking areas, the Site and all
                                            improvements (including landscaping)
                                            thereon and thereto.

      TENANT'S SPACE:                       The entire second (2nd) floor of the
                                            Building containing 26,460 square
                                            feet of rentable floor area in
                                            accordance with the floor plan

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                                            attached hereto as Exhibit E and
                                            incorporated herein by reference.

      NUMBER OF PARKING                     Ninety-three (93) subject to and
      SPACES:                               upon the terms set forth in Section
                                            2.2.1 hereof.

      ANNUAL FIXED RENT:                    (a) During the Original Term of this
                                            Lease at the annual rate of
                                            $575,505.00 (being the product of
                                            (i) $21.75 and (ii) the "Rentable
                                            Floor Area of Tenant's Space"
                                            (hereinafter defined in this Section
                                            1.1), provided, however, that Annual
                                            Fixed Rent shall not commence until
                                            the Rent Commencement Date
                                            (hereinabove defined in this Section
                                            1.1).

                                            (b) During the extension option
                                            period (if exercised), as determined
                                            pursuant to Section 2.4.1.

      OPERATING EXPENSES:                   As provided in Section 2.6 hereof.

      REAL ESTATE TAXES:                    As provided in Section 2.7 hereof.

      TENANT ELECTRICITY:                   Initially as provided in Section 2.5
                                            subject to adjustment as provided in
                                            Section 2.8 hereof.

      ADDITIONAL RENT:                      All charges and other sums payable
                                            by Tenant as set forth in this
                                            Lease, in addition to Annual Fixed
                                            Rent.

      RENTABLE FLOOR AREA                   26,460 square feet.
      OF TENANT'S SPACE
      (SOMETIMES ALSO
      CALLED RENTABLE FLOOR
      AREA OF THE PREMISES):

      TOTAL RENTABLE FLOOR                  73,258 square feet.
      AREA OF THE BUILDING:

      PERMITTED USE:                        General office purposes.

      INITIAL MINIMUM                       $5,000,000.00 combined single
      LIMITS OF TENANT'S                    limit per occurrence on a per

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      COMMERCIAL GENERAL                    location basis.
      LIABILITY INSURANCE:

      RECOGNIZED BROKERS:                   Insignia ESG
                                            111 Huntington Avenue
                                            Boston, Massachusetts 02199
                                                    and
                                            Cushman & Wakefield
                                            15th Floor
                                            125 Summer Street
                                            Boston, Massachusetts 02110

      SECURITY DEPOSIT:                     $ 287,753.00 subject to and in
                                            accordance with Section 8.20 hereof.

1.2   EXHIBITS. There are incorporated as part of this Lease:

      EXHIBIT A          Description of Site

      EXHIBIT A-1        Site Plan

      EXHIBIT B          Plan of Outside Signage

      EXHIBIT C          Landlord's Schematic Work Plan and Specifications

      EXHIBIT D          Landlord's Services

      EXHIBIT E          Floor Plan

      EXHIBIT E-1        Floor Plan of Allegiance Space

      EXHIBIT E-2        Floor Plan of Authentica Space

      EXHIBIT F          Form of Commencement Date Agreement

      EXHIBIT G          Broker Determination

      EXHIBIT H          Furniture List

1.3   TABLE OF ARTICLES AND SECTIONS

      ARTICLE I-REFERENCE DATA

      1.1   Subjects Referred to

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      1.2    Exhibits

      1.3    Table of Articles and Sections

      ARTICLE II-BUILDING, PREMISES, TERM AND RENT

      2.1    The Premises

      2.1.1. Tenant's Right of First Offer

      2.2    Rights To Use Common Facilities

      2.2.1  Tenant's Parking

      2.2.2. Furniture

      2.3    Landlord's Reservations

      2.4    Original Term

      2.4.1  Extension Option

      2.5    Fixed Rent Payments

      2.6    Operating Expenses

      2.7    Real Estate Taxes

      2.8    Tenant Electricity

      ARTICLE III-CONDITION OF PREMISES; ALTERATIONS

      3.1    Substantial Completion

      3.2    Outside Completion Date

      3.3    General Provisions Applicable to Construction

      3.4    Data Center Work By Tenant and Landlord's Allowance

      3.5    Intentionally Omitted

      3.6    Alterations

      ARTICLE IV-LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

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      4.1   Landlord's Covenants

      4.1.1 Services Furnished by Landlord

      4.1.2 Additional Services Available to Tenant

      4.1.3 Roof, Exterior Wall, Floor Slab and Common Facility Repairs

      4.1.4 Door Signs

      4.1.5 Monument Sign

      4.1.6 Lobby Directory and Tenant's Logo

      4.1.7 Landlord's Insurance

      4.2   Interruptions and Delays in Services and Repairs, etc.

      ARTICLE V-TENANT'S COVENANTS

      5.1   Payments

      5.2   Repair and Yield Up

      5.3   Use

      5.4   Obstructions; Items Visible From Exterior; Rules and Regulations

      5.5   Safety Appliances; Licenses

      5.6   Assignment; Sublease

      5.7   Tenant's Indemnity and Insurance

      5.7.1 Landlord's Indemnity

      5.8   Personal Property at Tenant's Risk

      5.9   Right of Entry

      5.10  Floor Load; Prevention of Vibration and Noise

      5.11  Personal Property Taxes

      5.12  Compliance with Laws

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      5.13  Payment of Litigation Expenses

      ARTICLE VI-CASUALTY AND TAKING

      6.1   Damage Resulting from Casualty

      6.2   Uninsured Casualty

      6.3   Rights of Termination for Taking

      6.4   Award

      ARTICLE VII-DEFAULT

      7.1   Tenant's Default

      7.2   Landlord's Default

      ARTICLE VIII-MISCELLANEOUS PROVISIONS

      8.1   Extra Hazardous Use

      8.2   Waiver

      8.3   Cumulative Remedies

      8.4   Quiet Enjoyment

      8.5   Notice To Mortgagee and Ground Lessor

      8.6   Assignment of Rents

      8.7   Surrender

      8.8   Brokerage

      8.9   Invalidity of Particular Provisions

      8.10  Provisions Binding, Etc.

      8.11  Recording

      8.12  Notices

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      8.13  When Lease Becomes Binding

      8.14  Section Headings

      8.15  Rights of Mortgagee

      8.16  Status Reports and Financial Statements

      8.17  Self-Help

      8.18  Holding Over

      8.19  Non-Subrogation

      8.20  Security Deposit

      8.21  Food Service

      8.22  Late Payment

      8.23  Tenant's Payments

      8.24  Waiver of Trial by Jury

      8.25  Governing Law

                                   ARTICLE II

                        BUILDING, PREMISES, TERM AND RENT

2.1 THE PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively, or in common, other parts of the Building, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

      Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the Building identified on the first page, and which is the subject of this Lease; the term "Site" means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures. The term "Property" means the Building and the Site.

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      2.1.1. Tenant's Right of First Offer. (A) As of the date hereof, (i)the entire third floor space in the Building as shown on Exhibit E-1 (the "Allegiance Space") is leased to Allegiance Telecom Company Worldwide ("Allegiance") and (ii) the portion of the first floor space in the Building as shown on Exhibit E-2 (the "Authentica Space") is leased to Authentica, Inc.,("Authentica"). The Allegiance Space and the Authentica Space are hereinafter sometimes collectively called the "Offering Space." The existing lease to Allegiance and the terms thereof including, but not limited to, the original term thereof, options to extend the term thereof, rights of the first offer, rights of the first refusal, and any other types of expansion options and rights and any amendments thereto is hereinafter called the "Allegiance Lease." The existing lease to Authentica and the terms thereof including, but not limited to, the original term thereof, options to extend the term thereof, rights of first offer, rights of first refusal, any other types of expansion options and rights and amendments thereto is hereinafter called the "Authentica Lease." Each of Allegiance (and its successors and assigns) and Authentica (and its successors and assigns) is hereinafter individually referred to as an "Existing Tenant" as the context admits and Allegiance and Authentica and their successors and assigns are hereinafter collectively sometimes called the "Existing Tenants." The Allegiance Lease is sometimes called an "Existing Lease" and the Authentica Lease is sometimes called an Existing Lease and the Authentica Lease is sometimes called an Existing Lease and the Allegiance Lease and the Authentica Lease are hereinafter collectively sometimes called the "Existing Leases." The rights of Tenant under this Section 2.1.1. are hereby made subject and subordinate to the Existing Leases and the rights of the Existing Tenants thereunder, which rights are prior to the rights of Tenant under this Section notwithstanding that amendments to the Existing Leases may be executed subsequent to the date of this Lease.

      (B) Subject to the provisions of Section 2.1.1 (A) above and to Conditions 1 through 5 set forth in subsection (C) below, Tenant shall have the right of first offer to lease the Offering Space when the Offering Space shall be deemed "Available for Lease" (hereinafter defined). The applicable Offering Space shall be deemed Available for Lease when Landlord has determined that the applicable Existing Tenant therefor will not extend or renew the term of the applicable Existing Leases. Within a reasonable time after Landlord has determined that a particular Offering Space is Available for Lease (but prior to leasing such particular Offering Space to a third party), Landlord shall advise Tenant in writing (the "Advice") of the particular Offering Space (and the rentable square footage thereof that is so Available for Lease and the business terms (including, but not limited to, the annual fixed rent, operating cost base, real estate tax base, electricity provision, parking rights, and security deposit) under which Landlord is prepared to lease such particular Offering Space to Tenant for the remainder of the Lease Term (as it may be extended), which terms shall reflect and include the "Annual Market Rent" (hereinafter defined) as solely determined by Landlord. The Annual Market Rent shall be the annual fair market rent for such particular Offering Space as solely determined by Landlord as of the date when the same becomes so Available for Lease based on the use of such particular Offering Space as first class office space utilizing properties of a similar

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      character within the Boston West Suburban market.

            If Tenant wishes to exercise Tenant's right of first offer as to the particular Offering Space which is the subject of Landlord's Advice, Tenant shall do so, if at all, by giving Landlord written notice ("Tenant's Election Notice") of Tenant's desire to lease the entire amount of such particular Offering Space (it being agreed that Tenant has no right to lease less than the entire amount of such particular Offering Space which is so Available for Lease) on the terms provided herein within fifteen (15) days after receipt of Landlord's Advice to Tenant, time being of the essence (the "Acceptance Period"). If Tenant shall timely give a Tenant's Election Notice, the same shall constitute an agreement to enter into an instrument in writing to lease such particular Offering Space upon all of the same terms and conditions in this Lease except for (i) the provisions of this Section and (ii) the Annual Fixed Rent, operating cost base, the real estate tax base, electricity provision, parking rights, the security deposit and other business terms which shall be equal to or be, as the case may be, those quoted by Landlord in Landlord's Advice to Tenant but shall include those which are set forth in subsection (D) below. If within the Acceptance Period Tenant shall not so exercise such right as to the particular Offering Space which is the subject of Landlord's Advice, Tenant shall have no further right of first offer hereunder as to (or any other right to lease) such particular Offering Space and Landlord shall be free to enter into a lease or leases of such particular Offering Space or portions thereof with any other prospective Tenant or Tenants upon terms and conditions as Landlord shall determine, in its sole discretion, which terms may include rights or options to extend the lease term(s) or to expand the size of the premises under such lease or leases.

      (C) Notwithstanding any other provision of this Section 2.1.1., Tenant shall have no right of first offer under this Section 2.1.1 (or any other right to lease such particular Offering Space) and Landlord need not provide Tenant with an Advice if:

            1. Tenant is in default under this Lease at the time Landlord would otherwise deliver the Advice; or

            2. the Premises, or any portion thereof, is sublet (except for subleases of not more than 5,000 square feet of rentable floor area in the aggregate under all such subleases and except in connection with a sublease under Section 5.6.1. hereof) at the time Landlord would otherwise deliver the Advice;

            3. this Lease has been assigned (except in connection with an assignment under Section 5.6.1 hereof) prior to the date Landlord would otherwise deliver the Advice; or

            4. the Offering Space is not intended for the exclusive use of Tenant during the Lease Term; or

            5. the Existing Tenant in the Offering Space is interested in extending or

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            renewing its lease for the Offering Space or entering into a new lease for such Offering Space.

      (D) The applicable Offering Space (including existing improvements, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of (i) the date Tenant takes possession of the applicable Offering Space or (ii) as of the date the term for such applicable Offering Space commences. Further, the provisions of this Section 2.1.1 or Sections 2.2.2, 3.1, 3.2 and 3.4 shall not be applicable to any Offering Space. Tenant acknowledges and agrees that Landlord shall have no obligation to make any improvements or perform any work in the applicable Offering Space. In addition, the term for the applicable Offering Space shall commence on the commencement date stated in the Landlord's Advice to Tenant and such Offering Space shall be considered a part of the Premises under this Lease provided that all of the terms stated in Landlord's Advice shall govern Tenant's leasing of the applicable Offering Space and only to the extent that they do not conflict with Landlord's Advice or the provisions of this subsection (D), the terms and conditions of this Lease shall apply to the applicable Offering Space.

            If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of the premises with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, commencement of the term of Tenant's occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of additional space is delivered to Tenant; provided, however, that if Landlord shall not deliver such premises within two hundred and ten (210) days following the execution by Landlord and Tenant of the lease amendment memorializing the addition of the applicable Offering Space, Tenant shall have the right by written notice given to Landlord within ten (10) days thereafter to terminate its leasing of the applicable Offering Space ("Tenant's Termination Notice"). Time is of the essence with respect to the giving of a Tenant's Termination Notice. The failure of the then occupant of such premises to so vacate and/or Tenant giving a Tenant's Termination Notice shall not constitute or default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or any Additional Rent (or any portions thereof).

      (E) Notwithstanding any other provision set forth in this Section 2.1.1, in no event shall Tenant have any rights under this Section 2.1.1 on or after the date twelve (12) months prior to the expiration of the original term of the Lease and Landlord shall have no obligation to give any Landlord's Advice to Tenant on or after the date twelve (12) months prior to the expiration of the original term of this Lease.

2.2 RIGHTS TO USE COMMON FACILITIES. Subject to Landlord's right to change or alter any of the following in Landlord's discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non- exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to

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      time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading area of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

2.2.1 TENANT'S PARKING. In addition, Tenant shall have the right to use in the parking area the Number of Parking Spaces (referred to in Section 1.1) for the parking of automobiles, in common with use by other tenants from time to time of the Complex, provided, Landlord shall not be obligated to furnish stalls or spaces in the parking area specifically designated for Tenant's use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are nontransferable except to a permitted assignee or subtenant as provided in
      Section 5.6 through Section 5.6.6. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.2.2 FURNITURE. Landlord and Tenant acknowledge that as of the date of this Lease, the furniture listed on Exhibit G attached hereto is in the Premises (the "Furniture"). In consideration for the terms set forth in this Lease, Landlord agrees to allow Tenant to utilize such Furniture during the Lease Term and Tenant agrees to maintain the same in good order and condition reasonable wear and tear expected and Tenant, at its sole cost and expense, shall insure the Furniture against all risks. Landlord makes no representation as to the fitness or suitability of such Furniture for Tenant's purposes. Landlord shall have no obligation for the maintenance, repair, or replacement of any such Furniture. Upon the expiration of earlier termination of the Lease Term, Tenant shall yield such Furniture to Landlord in the condition required herein.

2.3 LANDLORD'S RESERVATIONS. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and
      (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and

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      relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4 HABENDUM. Tenant shall have and hold the Premises for a period commencing on the earlier of (a) that date on which the Premises are ready for occupancy as in Section 3.1 provided, but in no event prior to the Scheduled Term Commencement Date, or (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Uses whether before or after the Scheduled Term Commencement Date, and continuing for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 2.4.1.

      As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit F, in which the date on which the Term commences as aforesaid and the Term of this Lease shall be stated. If Tenant shall fail to execute such Declaration, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.4.1 EXTENSION OPTION (A) On the conditions (which conditions Landlord may waive by written notice to Tenant) that at the time of exercise of the option to extend and at the commencement date of the extension option period (i) there exists no Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect and (iii) Tenant has neither assigned this Lease nor sublet the Premises (except for an assignment or subletting permitted without Landlord's consent under Section 5.6.1 hereof and except for other subleases of not more than 5,000 square feet of rentable floor area in the aggregate under all such subleases), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth) for one (1) period of one (1) year as hereinafter set forth. The option period is sometimes herein referred to as the "Extended Term". Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

      (B) If Tenant desires to exercise the option to extend the Term, then Tenant shall give notice (the "Exercise Notice") to Landlord, not earlier than twelve (12) months nor later than ten (10) months prior to the expiration of the Original Term exercising such option to extend. Promptly after Landlord's receipt of the Exercise Notice Landlord shall provide Landlord's quotation of a proposed Annual Fixed Rent which shall represent a rate that is equal to the fair market rent for the entire Premises for the Extended Term ("Landlord's Rent Quotation"). If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for the Extended Term and executed a written instrument memorializing the extension of the

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      Term of the Lease pursuant to such agreement on the Annual Fixed Rent for the Extended Term, then Landlord and Tenant agree that the determination of the Prevailing Market Rent shall be made a Broker Determination (as defined in Exhibit G) for the entire Premises for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit G.

      (C) If Landlord and Tenant have not reached agreement at the expiration of the Negotiation Period on a determination of the Annual Fixed Rent for the Extended Term, then the Annual Fixed Rent for the entire Premises for the Extended Term shall be the greater of (i) the Prevailing Market Rent as determined by the Broker Determination and (ii) product of (a) the Rentable Floor Area of the Premises on the commencement of the Extended Term of (b) the $21.75 annual fixed rent rate.

      (D) Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant's option to extend the Lease Term for the Extended Term in accordance with the provisions of subsection (B) above, this Lease and the Lease Term hereof shall be extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term but the failure to so enter into such a written instrument shall not negate the exercise of the option to extend. Notwithstanding anything herein contained to the contrary, in no event shall the Lease Term hereof be extended for more than one (1) year after the expiration of the Original Term hereof.

2.5 FIXED RENT PAYMENTS. Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice, (1) (a) on the Rent Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (1) (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of $1.90 per annum for each square foot of Rentable Floor Area of Tenant's Space for electricity provided in, and subject to increase pursuant to Section 2.8 and (2) on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the annual fixed rent as determined in Section 2.4.1 for the extension option period plus (b) then applicable monthly electricity charges (subject to increase for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership, Agents at P.O. Box 3557, Boston, Massachusetts 02241-3557, and all remittances received by Boston Properties Limited Partnership, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

      Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

      In the event that Tenant commences occupancy of any portion of the Premises for the Permitted Uses prior to the Scheduled Term Commencement Date ("Tenant's Occupancy Commencement Date"), the Rent Commencement Date shall be the sixty first (61st) day immediately following the Tenant's Occupancy Commencement Date. In addition, beginning on the Rent Commencement Date determined as provided in the preceding sentence and continuing for the number of days equal to the number of days between the Tenant's Occupancy Commencement Date and the Scheduled Term Commencement (the "Applicable Number of Days"), as to fixed rent only, Tenant shall only be obligated to pay fixed rent at the rate of one half (1/2) of the contract fixed rent calculated on a daily basis for the Applicable Number of Days.

      Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

      Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

      The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6 OPERATING EXPENSES. "Landlord's Operating Expenses" means the cost of operation of the Building and the Site which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Site, water, sewer, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates consistent with the type of occupancy and the service rendered; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord (i) to reduce Landlord's Operating Expenses if Landlord shall have reasonably determined that the annual reduction in Landlord's Operating Expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force; plus (b) in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

      Notwithstanding the foregoing, the following shall be excluded from Landlord's Operating Expenses:

      (1) All capital expenditures and depreciation, except as otherwise explicitly provided above;

      (2) Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building;

      (3) Interest or indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building or the Site;

      (4) Legal, auditing, consulting and professional fees and other cost, (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Site) paid or incurred in connection with financings, refinancings, or sales of any of Landlord's interest in the Building or the Site;

      (5) Real estate taxes, provided that real estate taxes shall be payable as provided in Section 2.7;

      (6) The cost of any item or service to the extent to which Landlord is actually reimbursed or compensated by insurance, any tenant, or any third party;

      (7) The cost of the repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement;

      (8)   Any advertising, promotional or marketing expenses for the Building;

      (9) The cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the vicinity of the Building;

      (10) Penalties and interest for late payment of any obligations of Landlord, including without limitation, taxes, insurance, equipment leases and other past due amounts;

      (11)  Contributions to charitable organizations

      (12) Salaries or other compensation paid to employees above the grade of Building Manager;

      (13) The cost of testing, remediation or removal of Hazardous Materials" (as defined in Section 5.3) in the Building or on the Site required by "Hazardous Materials Laws" (as defined in Section 5.3) unless caused by Tenant or its contractors, subcontractors, agents, employees, or invitees;

      (14) Legal fees or other expenses incurred in connection with negotiating and enforcing leases with tenants in the Building;

      (15) Depreciation except as specifically otherwise expressly provided in this Lease.

      "Operating Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

      "Base Operating Expenses" means Landlord's Operating Expenses (as hereinabove defined) for calendar year 2002 (being the period from January 1, 2002 through December 31, 2002). Base Operating Expenses shall not include market-wide cost increases due to extraordinary circumstances, including but not limited to Force Majeure (as defined in Section 6.1), conservation surcharges, boycotts, strikes, embargoes or shortages.

      "Base Operating Expenses Allocable to the Premises" means the same proportion of Base Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor area of Tenant's Space bears to the Rentable Floor Area of the Building.

      If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises then, Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6.

      Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Base Operating Expenses, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

      In addition, Tenant shall make payments monthly on account of Tenant's share of increases in Landlord's Operating Expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's share of such increases in operating expenses for each calendar year during the Term.

      Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building rather than to any other causes.

      In the event that on the average less than ninety-five percent (95%) of the Rentable Floor Area of the Building is leased during any calendar year during the Lease Term (including, without limitation, calendar year 2002 for purposes of calculating Base Operating

      Expenses), Landlord's Operating Expenses for such calendar year shall be determined by Landlord to be an amount equal to the Landlord's Operating Expenses which would normally be expected to have been charged had ninety-five percent (95%) of the Rentable Floor Area of the Building been leased during such calendar year

      Upon no less than ten (10) business days prior notice to Landlord, Tenant, at Tenant's expense, may examine Landlord's books and records regarding such statement at any reasonable time specified by Landlord during Landlord's business hours at a place designated by Landlord, but Landlord need not retain such books or records for more than three (3) years after the close of the applicable calendar year. Tenant shall hold such books and records in confidence and not disclose the same to any other party, including, without limitation, any other tenant in the Building. Landlord shall cooperate with any such examination and shall promptly make such records available to Tenant and Tenant's accountant. Such audit right must be exercised within 60 days following Tenant's receipt of Landlord's annual reconciliation or other statement showing Landlord's determination of the Operating Expenses. Any such review or audit shall be limited to the year reflected in such statement and the Base Year, and for comparison purposes only, Tenant shall have the right to compare the Operating Statements for the year in question with the Operating Expenses for the immediately preceding three (3) calendar years. In the event the audit shows an over-payment, or mischarged amount, then Landlord shall grant Tenant a rent credit in the amount previously paid by Tenant or if this Lease has expired or terminated Landlord shall pay to Tenant such amount (less any monies owned to Landlord under this Lease), which obligation shall survive such termination or expiration. All costs for any such audit shall be paid by Tenant, unless the amount of the discrepancy is identified to be more than ten percent (10%) in which event Landlord shall pay for the costs of the audit. In no event shall Tenant employ or otherwise use or engage the services of any person, firm, consultant, accountant, advisor, agent or other representative to perform such audit whose fee or compensation is based in whole or in part on a percentage of the amount disputed or on a percentage of overpayment or savings or on any contingent basis.

2.7 REAL ESTATE TAXES. If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed Base Taxes Allocable to the Premises then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in obtaining the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as Additional Rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the provisions of this Section 2.7 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the over-payment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

      In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent.

      To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building or partial completion of the Building rather than to any other causes.

      Terms used herein are defined as follows:

            (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

            (ii) "Landlord's Tax Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

            (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that tax Year, reduced by any abatement receipts with respect to that Tax Year.

            (iv) "Base Taxes" means Landlord's Tax Expenses (as hereinabove defined) for fiscal year 2002 (being the period from July 1, 2001 through June 30, 2002).

            (v) "Base Taxes Allocable to the Premises" means the same proportion of Base Taxes for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

            (vi) "Real estate taxes" means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property and reasonable expenses of any formal or informal proceedings for negotiation or abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Building were the only property of Landlord.

            (vii) If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

2.8 TENANT ELECTRICITY. Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share (hereinafter defined) of the cost incurred by the Landlord in furnishing electricity and heating, ventilating, and air conditioning ("HVAC") to the Building and the Site, including common areas and facilities and space occupied by tenants, (but expressly excluding utility charges separately chargeable to tenants for additional or special services and except as provided in the last sentence of this paragraph), and Tenant shall pay on account thereof, at the time that monthly installments of Annual Fixed Rent are due and payable, as Additional Rent, an amount equal to 1/12th (prorated for any partial month) of the amount estimated by Landlord from time to time as the Tenant's Proportionate Share of the annual cost thereof. If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the Tenant's Proportionate Share of the cost of furnishing electricity and HVAC to the Building and the Site exceeds the amounts payable on account thereof, then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.8, Tenant's Proportionate Share of the amount of such excess. For and with respect to the electricity and HVAC of the Building, the Tenant's Proportionate Share shall be a fraction, the numerator of which is the Rentable Floor Area of Tenant's Space and denominator of which is the Total Rentable Floor Area of the Building, and for and with respect to the electricity for the Site the Tenant's Proportionate Share shall be a fraction, the numerator of which is the Rentable Floor Area of Tenant's Space and denominator of which is the Total Rentable Floor Area of the Building. Notwithstanding anything contained in Section 2.5 and in this Section 2.8 or elsewhere in this Lease, in the event that Tenant installs and or uses any special, supplemental or additional HVAC equipment or has any above normal building hours requirements for HVAC, Tenant shall pay the entire cost of electricity therefor on terms specified by Landlord.

      Not later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity and HVAC to the Building and the Site. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity and HVAC, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

                                   ARTICLE III

                       CONDITION OF PREMISES; ALTERATIONS

3.1   SUBSTANTIAL COMPLETION.

      (A) Attached hereto as Exhibit C is a schematic work plan (the "Plan") and accompanying specification (the "Specifications") showing in schematic fashion and also describing the detail pursuant to which the Premises will be built out and improved for Tenant's occupancy. The Plan and Specifications are collectively called the "Plans." Tenant hereby approves the Plans and acknowledges that they show in schematic fashion the work. Landlord and Tenant hereby agree that upon the terms and conditions herein set forth, Landlord shall build out and improve the Premises consistent with the scope of work shown on the Plan and set forth in the Specifications using materials and construction methods as determined by Landlord ("Landlord's Work"). In no event shall

      Landlord's Work exceed the scope shown on the Plan and set forth in the Specifications. Without limiting the generality of the foregoing sentence, in no event shall Landlord have any responsibility for the installation or connection of Tenant's computer, telephone, other communication equipment, systems or wiring. Based on the aforesaid Plans, Landlord will prepare or cause to be prepared construction plans and accompanying specifications (if needed) for Landlord's Work consistent with the Plans. Said construction plans and specifications will be submitted by Landlord to Tenant and Tenant shall have the limited right to approve same for consistency with the Plans, such approval not to be unreasonably withheld, delayed, or conditioned. If Tenant does not respond to Landlord within three (3) business days after receipt of the construction plans and specifications from Landlord, Tenant shall be deemed to have approved same.

      (B) Subject to delays due to Force Majeure, as defined in Section 6.1, Landlord shall use reasonable speed and diligence in the performance of Landlord's Work, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord's Work in the Premises, except for the right to terminate this Lease, without further liability to either party, in accordance with the provisions hereinafter specified in
      Section 3.2.

      The Premises shall be treated as having been substantially completed and be deemed ready for Tenant's occupancy on the later of:

      (a) The date on which Landlord's Work, together with common facilities for access and services to the Premises, has been completed (or would have been completed except for Tenant Delay) except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and items of work for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation ("long lead" items), or

      (b) The date when permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Premises for the Permitted Use.

      Landlord shall complete as soon as conditions practically permit all items and work excepted by Section 3.1(B)(a) above, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner. Landlord shall permit Tenant access for installing Tenant's trade fixtures in portions of the Premises and for wiring its computer system prior to substantial completion when all of the same can be done without material interference with remaining work or with the maintenance of harmonious labor relations. In the event of any dispute as to the date on which Landlord's Work has been completed as described in subsection 3.1(B)(a) above, the reasonable determination of Landlord's architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant.

      Tenant agrees that no delay by it, or anyone employed by it, in performing work to prepare the Premises for occupancy (including, without limitation, the work in installing Tenant's trade fixtures) (collectively a "Tenant Delay") shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee, and Landlord's Work shall be deemed completed as of the date when the same would have been substantially completed except for Tenant Delay, as determined by Landlord in the exercise of its good faith business judgment. Nothing contained in this paragraph shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

3.2   OUTSIDE COMPLETION DATE.

      If Landlord shall have failed substantially to complete Landlord's Work in the Premises described in the Plans on or before the Outside Completion Date as defined in Section 1.1 hereof (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Force Majeure as defined in Section 6.1) Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire to do so before such completion and within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, the term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after receipt of such notice, Landlord substantially completes Landlord's Work; and such right of termination shall be Tenant's sole and exclusive remedy for Landlord's failure so to complete Landlord's Work within such time. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord's Work pursuant to Section 3.1, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date.

3.3   GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

      All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules,

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

      regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities ("Legal Requirements") and all requirements of insurers of the Building ("Insurance Requirements"). All of Tenant's work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying. Except as otherwise provided in Article IV, any work required of Landlord pursuant to this Article III shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Use, except for items which are then uncompleted (including punch list items and long lead items) and as to which Tenant shall have given Landlord notice prior to such date.

3.4   DATA CENTER WORK AND LANDLORD'S ALLOWANCE.

      Provided that Tenant is not in default under this Lease, Tenant shall have the right, at its sole cost and expense and in accordance with plans and specifications first approved by Landlord in accordance with Section 3.6 hereof, to perform work in Tenant's data center within the Premises reducing the size thereof ("Tenant's Data Center Work"). Within ten (10) business days after Landlord's receipt of a request by Tenant, Landlord shall deliver a set of the plans of the Tenant's Data Center then available to Landlord. Tenant's Data Center Work shall be performed in a good and workmanlike manner and in compliance with the requirements of this lease including, without limitation, the requirements set forth in Sections 3.3 and 3.6 hereof. Landlord shall provide to Tenant a special allowance respecting Tenant's Data Center Work in the amount not to exceed $25,000.00 (the "Data Center Work Allowance"). The Tenant Data Center Work Allowance shall be used and applied by Tenant solely on account of the cost of Tenant's Work and not more than $5,000.00 in third party design fees actually incurred by Tenant in connection with the Tenant's Data Center Work (the "Applicable Design Fees"). Provided that the Tenant (i) has opened for business in the Premises, (ii) has completed all of the Tenant's Data Center Work in accordance with the terms of this Lease, has paid for all of the Tenant's Data Center Work in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result of such work, in recordable form, (iii) has executed the Commencement Date Agreement in the form annexed hereto as Exhibit E, (iv) has delivered to Landlord its certificate as to the cost of such Tenant's Data Center Work together with evidence thereof in the form of paid invoices, receipts and the like, (v) has satisfied the requirements of (i) through (iv) above and made request for such payment not earlier than the first day of the twenty-fifth (25th) full calendar month of the Lease Term and not later than the last day of the thirty-sixth (36th) full calendar month of the Lease Term, (vi) is not otherwise in default under this Lease, and (vii) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant's interest in the Lease or against the Building or the Site arising out of Tenant's Data Center Work and no litigation affecting or otherwise relating to the Premises in which Tenant is a party, then within thirty (30) days after the satisfaction of the foregoing conditions, the Landlord shall pay to the

      Tenant the lesser of the amount of such costs so certified or the amount of the Data Center Work Allowance. For the purposes hereof, the cost to be so reimbursed by Landlord shall include the cost of leasehold improvements but not the cost of any of Tenant's personal property, trade fixtures or trade equipment or any so-called soft costs (except, however, for the Applicable Design Fees). Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Data Center Work Allowance for any purposes other than as provided in this Section 3.4, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workmen or materialmen. Further, except for the Applicable Design Fees, in no event shall Landlord be required to make application of any portion of the Data Center Work Allowance on account of any architectural, engineering, space planning and/or supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that such cost of Tenant's Data Center Work is less than the Tenant Data Center Work Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under this Lease. Landlord shall be entitled to deduct from the Tenant Data Center Work Allowance an amount equal to the third party expenses incurred by Landlord not to exceed $1,000.00 to review Tenant's plans for the proposed Tenant's Data Center Work and to review the actual Tenant's Work.

3.5   INTENTIONALLY OMITTED.

3.6 ALTERATIONS. Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord's sole discretion. Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant under
      Section 3.1) which (a) in Landlord's opinion might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) involve or affect the exterior design, size, height, or other exterior dimensions of the Building or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Building or of the services called for by
      Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord, (d) enlarge the Rentable Floor Area of the Premises, or (e) are inconsistent, in Landlord's judgment, with alterations satisfying Landlord's standards for new alterations in the Building. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and Insurance Requirements nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall reimburse Landlord for the third party costs and expenses incurred by Landlord to review Tenant's plans and Tenant's work but in no event more than $1,000.00 for each alteration project proposed by Tenant. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2 except for any additions, alterations, or other improvements which Tenant requests to remain in the Premises in Tenant's notice seeking Landlord's consent (which notice shall specifically refer to this Section 3.6) and for which Landlord specifically agrees in writing may remain in the Premises. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workers first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant.

3.6.1 Notwithstanding the terms of Section 3.6, Tenant shall have the right, without obtaining the prior consent of Landlord, to make alterations, additions or improvements to the Premises where:

            (i) the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on the window);

            (ii) the same do not affect the roof, walls, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

            (iii) the cost of any individual alteration, addition, or
                  improvement shall not exceed $2,500.00 and the aggregate cost of said alterations, additions or improvements made by Tenant during the Lease Term shall not exceed $10,000.00 in cost; and

            (iv) Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, within fifteen (15) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least twenty (20) days prior to the expiration or earlier termination of the Lease Term, may require Tenant to restore the Premises to its condition prior to such alteration, addition or improvement at the expiration or earlier termination of the Lease Term.

                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1   LANDLORD COVENANTS:

4.1.1 SERVICES FURNISHED BY LANDLORD. To furnish services, utilities, facilities and supplies set forth in Exhibit D equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

4.1.2 ADDITIONAL SERVICES AVAILABLE TO TENANT. To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

4.1.3 ROOF, EXTERIOR WALL, FLOOR SLAB AND COMMON FACILITY REPAIRS.

      Except for (a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise provided in Article VI and subject to the escalation provisions of Section 2.6, (i) to make such repairs to the roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

4.1.4 DOOR SIGNS. To provide and install, at Landlord's expense, letters or numerals on the entrance doors to the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

4.1.5 EXTERIOR SIGNAGE. Subject to Landlord obtaining all requisite governmental approvals therefor, Landlord, at its sole cost and expense, shall construct the signage substantially in the location and substantially as shown on Exhibit B attached hereto. Subsequent to the initial construction thereof, Landlord shall have the right to change the signs including without limitation the graphics and identification on, and the location of, the signs. The sign shown as number 7 on Exhibit B shall contain the name of Tenant and may contain the names of other tenants and occupants from time to time of the Building.

4.1.6 LOBBY DIRECTORY; TENANT'S VESTIBULE SIGN; AND TENANT'S SECOND FLOOR SIGN.

      (A) Landlord, at its sole cost and expense, shall provide a Building Directory sign in the main lobby of the Building which shall be of a size, design and in a location selected by Landlord. Such directory shall be for all tenants of the Building and Tenant shall have the right to one (1) slot or line identifying Tenant's location in the Building. In addition, Landlord, at Landlord's sole cost and expense, shall install one (1) sign identifying Tenant at the end of the vestibule within the main lobby of the Building. The location, size, style and all other design features shall be as determined by Landlord in its sole discretion. The foregoing vestibule signage shall only be available to Tenant but shall be in common with rights of other tenants from time to time in the Building to have signage in that area.

      (B) Further, Tenant shall have the non-exclusive right, at its sole cost and expense, to install one (1) wall-mounted sign on the second floor of the Building. The location, size, style and other design features of such sign shall be as mutually agreed to by Landlord and Tenant. Notwithstanding the first sentence of this Section 4.1.6(B), if Tenant shall timely deliver signage information to Landlord prior to Landlord commencing Landlord's Work under Section 3.1 and if Landlord and Tenant shall mutually agree to the matters set forth in the preceding sentence, Landlord shall initially install such sign at Landlord's cost. Such sign shall be maintained by Tenant, at its sole cost and expense; shall be removed at the expiration or earlier termination of this Lease; and shall only be for the use and benefit of Tenant.

4.1.7 LANDLORD'S INSURANCE Landlord shall carry at all times during the Term of this Lease (i) commercial general liability insurance with respect to the Building in an amount as determined by Landlord from time to time, (ii) insurance against loss or damage with respect to the Buildings covered by the so-called "all risk" type insurance coverage in an amount equal to at least the replacement value of the Building. Landlord may also maintain such other insurance as may from time to time be required by a mortgagee holding a mortgage lien on the Building. Further, Landlord may also maintain such insurance against loss of annual fixed rent and additional rent and such other risks and perils as Landlord deems proper. Any and all such insurance (i) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations,
      (ii) may be written with deductibles as determined by Landlord and (iii) shall be subject to escalation reimbursement in accordance with Section 2.6.

4.2 INTERRUPTIONS AND DELAYS IN SERVICES AND REPAIRS, ETC. (A) Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

      (B) Tenant acknowledges that (i) any one or more of the "Essential Services And Systems" (hereinafter defined) may be interrupted or suspended by reason of accident, repair, alterations or improvements necessary to be made or by other causes, and (ii) except as hereinafter specifically set forth, Landlord shall not be liable therefor. In the event that any of the Essential Services And Systems are interrupted or suspended as aforesaid, (a) Landlord shall use reasonable efforts to "Restore" (as hereinafter defined) such of the Essential Services And Systems as were so interrupted or suspended as soon as reasonably possible, and (b) if the Essential Services And Systems as were so interrupted is (are) not so Restored within five (5) consecutive days after the date of such interruption or suspension, then to the extent that Tenant cannot reasonably use all or part of the Premises, Annual Fixed Rent and other charges payable under this Lease shall equitably abate (but only to the extent of and equal to an amount not greater than the "Insurance Amount" (hereinafter defined in subsection (C) below)) as to such part effective on the sixth (6th) day after the date of such interruption or suspension and shall continue abated until such Essential Service And System is so Restored.

      The "Essential Services And Systems" consist of the following:

            (i) The use of all passenger elevators which service the Premises (the "Applicable Passenger Elevators"); and

            (ii) The base building heating, ventilating and air-conditioning system of the Building serving the Premises but excluding any separate or supplemental heating, ventilating and/or air-conditioning systems or equipment installed by or for Tenant (herein called the "Applicable HVAC Service And Equipment")' and

            (iii) The base building portion of the electrical system of the
                  Building owned by Landlord and excluding any supplemental electrical equipment owned by or installed for Tenant (the "Electrical Service And Equipment of Landlord").

      In the event the Applicable Passenger Elevators are rendered inoperable and, therefore, all passenger elevator service to the Premises is interrupted or suspended, the term "Restored" shall mean that at least one
      (1) of the Applicable Passenger Elevators is rendered operable for service to the Premises. In the event the Applicable HVAC Service And Equipment is rendered inoperable, the term "Restored" shall mean the rendering of the Applicable HVAC Service And Equipment operable to serve the Premises. In the event the Electrical Service And Equipment of Landlord is rendered inoperable, the term "Restored" shall mean rendering the Electrical Service And Equipment of Landlord operable to serve the Premises.

      The provisions of this subparagraph (B) shall not apply in the case of damage caused by any fire or other casualty or damage caused as a result of any taking under the power of eminent domain, Tenant acknowledging and agreeing that the provisions of Article VI of this Lease shall exclusively control and govern in the case of fire, other casualty or taking under the power of eminent domain. Landlord agrees to maintain insurance of monthly installments of fixed rent and additional rent for not more than twelve
      (12) months.

      (C) The "Insurance Amount" shall be an amount equal to the payment actually received by Landlord (but only allocable to and on account of the Premises) for such shut down of electricity service to the Premises from Landlord's insurance carrier providing such loss of rents insurance less the amount of any deductive contained in such loss of rents insurance coverage. Notwithstanding anything herein contained to the contrary, in no event shall any of the events referred to in this Section give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction form the Premises.

      (D) Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                    ARTICLE V

                               TENANT'S COVENANTS

      Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1 PAYMENTS. To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit D) and, further, as Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2   REPAIR AND YIELD UP. Except as otherwise provided in Article VI and
      Section 4.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least twenty (20) days before such expiration or termination (unless otherwise specified by Landlord as set forth in Section 3.6 hereof) the wiring for Tenant's computer, telephone and other communication systems and equipment and all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building or to the Site caused by Tenant, Tenant's agents, contractors, employees, sublessees, licensees, concessionaires or invitees.

5.3 USE. Continuously from the commencement of the Term, to use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor for any use thereof which is inconsistent with maintaining the Building as a first class office building in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C.
      Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing. However, Tenant shall have the right to store and use reasonable quantities of copy machine toner and other products normally associated with office use so long as Tenant complies with all applicable Legal Requirements (including all applicable Hazardous Materials Laws) and all other requirements of this Section 5.3.)

5.4 OBSTRUCTIONS; ITEMS VISIBLE FROM EXTERIOR; RULES AND REGULATIONS. Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such Rules and Regulations.

5.5 SAFETY APPLIANCES. To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use.

5.6 ASSIGNMENT; SUBLEASE. Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.6 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1 Notwithstanding the provisions of Section 5.6 above and the provisions of
      Section 5.6.2, 5.6.3 and 5.6.5 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or with which it may merge or to any entity which acquires all or substantially all of the assets of Tenant and the operations of Tenant as a going business concern, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness and net worth (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease. If any parent or subsidiary corporation of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent or subsidiary corporation, such cessation shall be considered an assignment or subletting requiring Landlord's consent. Any such assignment or subletting shall be subject to the provisions of Section 5.6.4 and Section 5.6.6 below.

5.6.2 Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the Premises in whole but not in part (no partial subletting being permitted other than as provided in Section 5.6.1), Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within thirty (30) days after receipt of Tenant's notice, to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date. In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice, the provisions of Sections 5.6.3-5.6.6 shall be applicable. This
      Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6.1.

5.6.3 Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.4,
      5.6.5 and 5.6.6 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.2, then for a period of one hundred twenty (120) days after the receipt of Tenant's notice referred to in Section 5.6.2, Tenant shall have the right to assign this Lease or sublet the whole (but not part) of the Premises in accordance with Tenant's notice to Landlord given as provided in Section 5.6.4 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

            (a) the proposed assignee or subtenant is a tenant in the Building or elsewhere on the Site or is in active negotiation with Landlord for premises in the Building or elsewhere on the Site or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

            (b) the proposed assignee or subtenant is not of good character and reputation, or

            (c) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

            (d) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

            (e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

            (f) there shall be existing an Event of Default (defined in Section 7.1), or

            (g) the proposed rent and other charges to be payable by the proposed assignee or subtenant are less than the then current market rent and other charges at the time of the proposed assignment or sublease for first class office space for properties of a similar character in the Boston West Suburban market, or

            (h) any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

            (i) the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease. If Landlord shall otherwise approve the proposed assignment or subletting, Landlord shall submit a request to such holder setting forth Tenant's request if the mortgage documents require same to be submitted.

5.6.4 Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.3 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, all other information necessary to make the determination referred to in Section 5.6.3 above and
      (e) in the case of a proposed assignment or subletting pursuant to Section
      5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1. No partial subletting shall be permitted except as provided in Section 5.6.1.

      If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease (the whole but not part of the Premises) or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.2 shall be applicable.

5.6.5 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord.

      The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease. The "Assignment/Sublease Net Revenues" shall be the fixed rent, Additional Rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

      All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

5.6.6 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under
      Section 5.6.3 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound directly to Landlord for all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 5.6.1, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 5.6 through 5.6.6 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination or expiration of the Lease, (whether such termination is based upon a cause beyond Tenant's control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the assignment or sublease shall be terminated.

      (B) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord (but not in excess of $1,000.00 per request) in connection with each request by Tenant for consent to assignment or subletting.

      (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.6 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

      (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.3 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

      (E) On or after the occurrence of an "Event of Default" (defined in Section 7.1), Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.

      (F) Without limiting Tenant's obligations under Section 3.6, Tenant shall be responsible, at Tenant's sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

5.7 INDEMNITY; INSURANCE. (A) To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or (b) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease. (B) To maintain commercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement covering the Premises insuring Landlord and Landlord's managing agent (and such persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) as additional insureds as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties or which may reasonably be required by Landlord, and worker's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Landlord. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A-" and are within a financial size category of not less than "Class VIII" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

5.7.1 LANDLORD'S INDEMNITY. Subject to the limitations of Section 8.4 hereof, to the maximum extent this agreement is effective according to law and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, agents, licensees, invitees, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim arising from any injury to any person occurring in the Premises, in the Building or on the Site after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence of Landlord or Landlord's employees provided, however that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures or personal property of Tenant and Landlord shall in no event be liable for any indirect or consequential damages; and provided, further, that the provisions of this Section shall not be applicable (i) to the holder of any mortgage now or hereafter on the Site or the Building (whether or not such holder shall be a mortgagee in possession or shall have exercised any rights under a conditional, collateral or other assignments of leases and/or rents respecting, the Site and/or Building) or (ii) any person acquiring title as a result of , or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by the foregoing.

5.8 PERSONAL PROPERTY AT TENANT'S RISK. That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law. Further, Tenant, at Tenant's expense, shall maintain at all times during the Term of this Lease insurance against loss or damage covered by so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property. Tenant shall maintain all of its equipment, furniture and furnishings in good order and repair.

5.9 RIGHT OF ENTRY. To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

5.10 FLOOR LOAD; PREVENTION OF VIBRATION AND NOISE. Not to place a load upon the Premises exceeding a load for which the Premises or any floor, portion or component thereof was designed and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 PERSONAL PROPERTY TAXES. To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12 COMPLIANCE WITH LAWS. To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the elevators, mechanical systems, bathrooms, or security systems, building entrance doors, or to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building or outside of the Premises unless the same are required by such Legal Requirements (i) as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind or (ii) as a result of additions, alterations or either improvements made by Tenant in the Premises or (iii) as a result of or due to, in whole or in part, the negligence or breach of this Lease. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

5.13 PAYMENT OF LITIGATION EXPENSES. The non-prevailing party shall pay all reasonable costs, counsel and other fees incurred by the prevailing party in connection with the successful enforcement by the prevailing party of any obligations of the non-prevailing party under this Lease. If such amounts are payable to Landlord, they shall be deemed to be and treated as Additional Rent. Further, as Additional Rent, Tenant shall pay to Landlord all reasonable costs, counsel and other fees incurred by Landlord in connection with any bankruptcy case involving Tenant or any guarantor.

                                   ARTICLE VI

                               CASUALTY AND TAKING

6.1 DAMAGE RESULTING FROM CASUALTY. In case during the Lease Term the Building are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      In case during the last year of the Lease Term, the Premises are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

      If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available, use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes shall be abated according to the nature and extent of the injury to the Premises, until the Premises shall have been restored by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds and the amount of Landlord's deductible allocable to the Building.

      If such restoration is not completed within one (1) year from the date of the fire or casualty, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow, (but in no event beyond sixteen (16) months from the date of the fire or casualty), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year period (as extended), which right shall continue until the restoration is substantially completed. Such termination shall be effective as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. When used herein, "Force Majeure" shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control or attributable to Tenant's action or inaction.

6.2 UNINSURED CASUALTY. Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 RIGHTS OF TERMINATION FOR TAKING. If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees, after the determination of the net amount of condemnation proceeds available to Landlord, to use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

      If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 AWARD. Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Building, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request, and if Tenant shall fail to execute and deliver the same within fifteen (15) days after notice from Landlord, Tenant hereby covenants and agrees that Landlord shall be irrevocably designated and appointed as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof which conform with the provisions hereof.

      Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE VII

                                     DEFAULT

7.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

            (i) Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same

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

                  become due and payable, and the same continues for five (5) days after notice from Landlord thereof; or

            (ii) Landlord having rightfully given the notice specified in subdivision (a) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable; or

            (iii) Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of
                  Section 5.6 through 5.6.5 of this Lease; or

            (iv) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

            (v) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

            (vi) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

            (vii) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

      (b) If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re- enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

      (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or relet for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

      Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

      (d)(i) At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, Tenant shall pay to Landlord as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of (a) the discounted present value at a discount rate of six percent (6%) of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above (b) the discounted present value, at a discount rate of six percent (6%) of the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

      (d)(ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

      (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. In the event that the Premises are re-let, Landlord shall not be liable in any way whatsoever for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      Landlord agrees to use reasonable efforts to relet the premises after Tenant vacates the premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Marketing of Tenant's premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control in the Building shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts." In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the premises until Landlord obtains full and complete possession of the premises including, without limitation, the final and unappealable legal right to re-let the premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord's sole by bona fide judgment, will cause an unacceptable mix of uses in the Building, (iii) relet the Premises before leasing other vacant space in the Building, (iv) lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord's sole determination, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

      (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

      (g) In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this
      Section 7.1, Landlord may elect to collect from Tenant, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this Article VII or otherwise terminated by breach of any obligation of Tenant and before full recovery under such foregoing provisions, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of the Annual Fixed Rent and all Additional Rent payable for the twelve (12) months ended next prior to the such termination plus the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election plus any and all expenses which the Landlord may have incurred for and with respect of the collection of any of such rent.

7.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                  ARTICLE VIII

8.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall invalidate or increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent thereunder.

8.2 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

      No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 CUMULATIVE REMEDIES. Except as expressly provided in this Lease, the specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4 QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors, including ground or master lessees, only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

      Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building and Site at the time owned or in which Landlord holds an interest as ground lessee), and the net proceeds of any sale of the Building and Site and the net proceeds or awards from casualty insurance and eminent domain proceedings (subject to Landlord's right to use same to restore and any mortgagee's claim thereto) for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any partner in or of Landlord, nor any beneficiary of any trust of which any person holding Landlord's interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord's managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any partner in or of Landlord, any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord's interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord's managing agent to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages or loss of profits or the like. In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of Tenant in respect thereof shall be to specifically enforce Landlord's obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of Tenant under this Lease or act as any termination of this Lease.

8.5 NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord or Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

            (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

            (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

                  In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations under this Lease and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 SURRENDER. No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 BROKERAGE. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the Recognized Brokers designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Recognized Brokers, designated in
      Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

      (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Recognized Brokers, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Recognized Brokers designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Recognized Brokers for the Original Term of this Lease, if any, designated in Section 1.1 hereof.

8.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 RECORDING. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 NOTICES. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail postage prepaid:

      If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: General Counsel.

      If intended for Tenant, addressed to Tenant at the address set forth on the second page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) with a copy to: Brown, Rudnick, Berlack, Israels LLP, One Financial Center, Boston, Massachusetts 02111 Attention: John P. Feeney, Esquire.

      Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

      Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

      Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective.

      Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14 SECTION HEADINGS. The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

      If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

8.16 STATUS REPORTS AND FINANCIAL STATEMENTS. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will promptly furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Complex or any potential purchaser of the Premises, the Building, the Site and/or the Complex, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord, including, but not limited to financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 8.16 may be relied upon by any Interested Party. As a condition to the release of any financial statements to any Interested Party, the Interested Party shall execute and deliver to with Tenant a confidentiality agreement in form and substance reasonably acceptable to both parties.

8.17 SELF-HELP. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of one and one-half percentage points over the then prevailing prime rate in Boston as set by Fleet National Bank or its successor (but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.18 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

8.19 NON-SUBROGATION. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder. This waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord's managing agent.

8.20 SECURITY DEPOSIT. Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of Two Hundred Eighty Seven Thousand Seven Hundred Fifty-Three and No/100 Dollars ($287,753.00) and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term) unless sooner returned to Tenant as provided in this Section 8.20, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the "Letter of Credit"). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard and Poor's Professional Rating Service of BBB- or a comparable minimum rating from Moody's Professional Rating Service, (ii) be in a form reasonably acceptable to Landlord, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord that pursuant to the terms of this Lease, Landlord is entitled to apply such Letter of Credit and the proceeds thereof to an Event of Default of Tenant under this Lease, (iv) permit transfers at any time without charge and (v) permit presentment in Boston, Massachusetts. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is thirty (30) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a "Renewal Presentation Date"). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant's security deposit, subject to the terms of this
      Section 8.20. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord's damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 8.20. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

      Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit to $143,877.00 on the first day of the twenty-fifth (25th) full calendar month following the Rent Commencement Date, provided and on the conditions precedent thereto that (i) Tenant shall deliver to Landlord written evidence with appropriate certification by Tenant reasonably satisfactory to Landlord including, but not limited to, certified financial statements that Tenant has not less than six million dollars ($6,000,000.00) of unencumbered cash on hand, (ii) Tenant is not then in default under the terms of the Lease without the benefit of notice or grace, and (iii) Landlord has not applied such deposit on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord. Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 8.20, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

8.21 FOOD SERVICE. Tenant acknowledges that Landlord intends to construct a cafeteria in the Building for the use by the tenants and other occupants from time to time of the Building including Tenant. The cafeteria shall be operated throughout the Term of this Lease by such operator (which may include Landlord) as Landlord may, from time to time, select upon such terms as determined by Landlord in its sole discretion; provided, however, if there shall be an Event of Default by Tenant under this Lease or should Tenant cease to occupy the entire Premises, Landlord shall have the right, in its sole discretion, to terminate and cease operating such cafeteria. Landlord shall be (or shall cause the operator to be) solely responsible for the initial capital costs of constructing such cafeteria.

      The costs of operating, running and maintaining the cafeteria in excess of the income actually received by Landlord from the operation thereof is herein called the "Cafeteria Operating Deficit." For purposes of calculating the Cafeteria Operating Deficit, (i) the expenses included in the determination of the Cafeteria Operating Deficit shall not include as an expense of Landlord the imputed rent for the space within the Building used as and for the cafeteria (i.e., the "opportunity cost" of Landlord for rent that would be paid for the cafeteria space if it were rented to another tenant for an office use) and (ii) the amount of any rent, license fee or other amount actually paid to Landlord by the operator of the cafeteria shall be credited to offset the expenses included in the Cafeteria Operating Deficit. In the event the cafeteria shall produce positive income, Tenant shall not be entitled to a credit or to otherwise share therein. For each calendar year (or fraction thereof) during the Lease Term, Tenant shall pay to Landlord, as Additional Rent, "Tenant's Proportionate Share" (hereinafter defined) of the Cafeteria Operating Deficit for such calendar year (or portion thereof). "Tenant's Proportionate Share" shall be the result of the fraction, the numerator of which is the Rentable Floor Area of Tenant's Space (as it may be increased from time to time) and the denominator of which is the Total Rentable Floor Area of the Building.

      Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Cafeteria Operating Deficit, if any, and the calculation thereof and Tenant's Proportionate Share thereof. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of the Cafeteria Operating Deficit already paid by Tenant as Additional Rent, and the amount of Cafeteria Operating Deficit remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 8.21 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this
      Section 8.21 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

      In addition, Tenant shall make payments monthly on account of Tenant's share of the Cafeteria Operating Deficit anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's Proportionate Share of such Cafeteria Operating Deficit for each calendar year during the Term.

      Notwithstanding anything herein contained to the contrary, in no event shall Tenant's payment respecting Tenant's Proportionate Share of the Cafeteria Operating Deficit exceed $750.00 per calendar month.

8.22 LATE PAYMENT. If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent on or before the date (the "Due Date") on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Fleet National Bank (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

8.23 TENANT'S PAYMENTS. Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, when due and within ten (10) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant's sole cost and expense. Except as otherwise provided in Sections 2.6 and 2.7 hereof, Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute.

8.24 WAIVER OF TRIAL BY JURY. To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

8.25 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

      EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

                        (signatures appear on next page)

                                            LANDLORD:

                                            /s/ David C. Provost
                                            -----------------------------------
                                            DAVID C. PROVOST, PURSUANT TO
                                            WRITTEN DELEGATION OF
                                            THE TRUSTEES OF TRACER LANE
                                            TRUST II, BUT NOT INDIVIDUALLY

                                            TENANT:

                                            UNICA CORPORATION
                                            By: /s/ Yuchun Lee
                                               --------------------------------
                                            Name: YUCHUN LEE
                                            Title:  PRESIDENT  AND TREASURER

                                            HERETO DULY AUTHORIZED
ATTEST:

By: /s/ Rachael Shanahan
   ----------------------------
Name: RACHAEL SHANAHAN
Title: CLERK

                                            (CORPORATE SEAL)

                                    EXHIBIT A
                               DESCRIPTION OF SITE

                                   EXHIBIT A-1
                                    SITE PLAN

                                    EXHIBIT B
                             PLAN OF OUTSIDE SIGNAGE

                                    EXHIBIT C
                LANDLORD'S SCHEMATIC WORK PLAN AND SPECIFICATIONS

                                    EXHIBIT D

                                LANDLORD SERVICES

                                 170 TRACER LANE
                             WALTHAM, MASSACHUSETTS

I. CLEANING:

        Cleaning and janitor services as provided below:

   A.   OFFICE AREAS:

            DAILY: (Monday through Friday, inclusive, holidays excepted).

            1. Empty all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

            2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

            3.    Vacuum all rugs and carpeted areas.

            4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

            5.    Wash clean all water fountains and sanitize.

            6. Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

            7.    Wipe clean all chrome and other bright work.

            8.    Hand dust grill work within normal reach.

            9. Main doors to premises shall be locked and lights shut off upon completion of cleaning.

            WEEKLY:

            1.    Dust coat racks and the like.

            2.    Spot clean entrance doors, light switches and doorways.

            QUARTERLY:

            1.    Render high dusting not reached in daily cleaning to include:

                  a) dusting all pictures, frames, charts, graphs and similar wall hangings.

                  b) dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

                  c)    dusting all pipes, ducts and moldings.

                  d)    dusting of all vertical blinds.

                  e) dust all ventilating, air conditioning, louvers and grills.

            2.    Spray buff all resilient floors.

      B.    LAVATORIES:

            DAILY: (Monday through Friday, inclusive, holidays excepted).

            1.    Sweep and damp mop.

            2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

            3.    Wash both sides of all toilet seats.

            4.    Wash all basins, bowls and urinals.

            5.    Dust and clean all powder room fixtures.

            6.    Empty and clean paper towel and sanitary disposal receptacles.

            7.    Remove waste paper and refuse.

            8. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

            MONTHLY:

            1.    Machine scrub lavatory floors.

            2.    Wash all partitions and tile walls in lavatories.

            3.    Dust all lighting fixtures and grills in lavatories.

      C.    MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:

            DAILY: (Monday through Friday, inclusive, holidays excepted).

            1. Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

            2. Clean elevators, wash or vacuum floors, wipe down walls and doors.

            3.    Spot clean any metal work inside lobbies.

            4.    Spot clean any metal work surrounding building entrance doors.

            5.    Sweep all stairwells and dust handrails.

            MONTHLY:

            1.    All resilient tile floors in public areas to be spray buffed.

      D.    WINDOW CLEANING:

            All exterior windows shall be washed on the inside and outside surfaces no less than three (3) times per year.

II. HVAC:

      A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

            Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

                  i) Cooling season indoor conditions of not in excess of 78 degrees Fahrenheit when outdoor conditions are 91 degrees Fahrenheit drybulb and 73 degrees Fahrenheit wetbulb.

                  ii) Heating season minimum room temperature of 72 degrees Fahrenheit when outdoor conditions are 6 degrees Fahrenheit drybulb.

      B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

            If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as additional rent, upon receipt of billing, a sum equal to the cost incurred by Landlord.

III. ELECTRICAL SERVICES:

      A. Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

      B. Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 3.0 watts per square foot.

      C. Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV. ELEVATORS:

      Provide passenger elevator service.

V. WATER:

      Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI. CARD ACCESS SYSTEM:

      Landlord will provide a card access system at one entry door of the building.

                                    EXHIBIT E
                                   FLOOR PLAN

                                   EXHIBIT E-1
                         FLOOR PLAN OF ALLEGIANCE SPACE

                                   EXHIBIT E-2
                         FLOOR PLAN OF AUTHENTICA SPACE

                                    EXHIBIT F

               DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

      THIS AGREEMENT made this ____ day of __________, 1995, by and between MORTIMER B. ZUCKERMAN AND EDWARD H. LINDE, TRUSTEES OF TRACER LANE TRUST under Declaration of Trust dated October 25, 1979 recorded with the Middlesex South District Registry of Deeds in Book 13843 Page 176 but not individually (hereinafter "Landlord") and ______ (hereinafter "Tenant").

                                WITNESSETH THAT:

      1. This Agreement is made pursuant to Section 2.4 of that certain Lease dated ____ , ______ , between the parties aforenamed as Landlord and Tenant (the "Lease").

      2. It is hereby stipulated that the Lease Term commenced on ,_______ _______, 19_____ , (being the "Commencement Date" under the Lease), and shall end and expire on________ _____ , 19 , unless sooner terminated or extended, as provided for in the Lease.

      WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

WITNESS:                                 LANDLORD:

_____________________________
                                                                   , FOR THE
                                            TRUSTEES PURSUANT TO WRITTEN
                                            DELEGATION, BUT NOT INDIVIDUALLY

                                            TENANT:

ATTEST:

                                            By:
_____________________________               Name:
Name:________________________               Title:
Title:_______________________                     HEREUNTO DULY AUTHORIZED

                                                      (CORPORATE SEAL)

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK _______________ _______,

      Then personally appeared before me the above-named ___________________, for the Trustees as aforesaid, and made oath that the foregoing instrument is his free act and deed.

                                            _________________________________
                                            NOTARY PUBLIC

                                            My Commission Expires:

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF _____________     _________ _____,

      Then personally appeared before me the above-named ____________________, the ________________, of ______________________________, and acknowledged the foregoing instrument to be the free act and deed of _________.

                                            NOTARY PUBLIC

                                            My Commission Expires:

                                    EXHIBIT G

                 BROKER DETERMINATION OF PREVAILING MARKET RENT

      Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1. Tenant's Request. Tenant shall send a notice to Landlord in accordance with Section 2.4.1 of the Lease, which notice to be effective must (i) make explicit reference to the Lease and to Section 2.4.1 of the Lease,
      (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Boston West Suburban Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2. Landlord's Response. Within thirty (30) days after Landlord's receipt of Tenant's notice as provided in Paragraph 1 above and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3. Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4. Rental Value Determination. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the Extended Term. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said Extended Term if so determined, (y) shall take into account the as-is condition of the Premises and (z) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the "Prevailing Market Rent".

5. Resolution of Broker Deadlock. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

6. Notwithstanding anything herein contained, in no event shall the Prevailing Market Rent be less than the product of (i) the Rentable Floor Area of the Premises at the commencement of the Extended Term and (ii) the per square foot annual fixed rent rate of $21.75.

7. Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

8. Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant's broker shall alone make the determination of the Prevailing Market Rent in writing to Landlord and Tenant within thirty
      (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Greater Boston Real Estate Board, Inc., and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

                                    EXHIBIT H
                                 FURNITURE LIST

                            FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE dated as of this 23rd day of December, 2003 by and between MORTIMER B. ZUCKERMAN and EDWARD H. LINDE, TRUSTEES OF TRACER LANE TRUST II, under Declaration of Trust dated May 30, 2000, recorded with the Middlesex South District Registry of Deeds in Book 31451 Page 498 but not individually ("Landlord") and Unica Corporation, a Massachusetts corporation ("Tenant").

                                    RECITALS

      By Lease dated December 20, 2002 (the "Original Lease") Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 26,460 square feet of rentable floor area (the "Rentable Floor Area of the Initial Premises") on the second (2nd) floor of the building (the "Building") known as and numbered 170 Tracer Lane, Waltham, Massachusetts (referred to in the Original Lease as the "Premises" or "Tenant's Space" and hereinafter sometimes referred to as the "Initial Premises"). The Building is now also known as Reservoir Place North.

      Tenant has determined to lease from Landlord an additional 13,734 square feet of rentable floor area (the "Rentable Floor Area of the Additional Premises") located on the first (1st) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the "Additional Premises").

      Landlord and Tenant are entering into this instrument to set forth said leasing of the Additional Premises, to integrate the Additional Premises into the Original Lease and to amend the Original Lease.

      NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. (A) Effective as of the "Additional Premises Commencement Date" (hereinafter defined), the Additional Premises shall constitute a part of the "Premises" demised to Tenant under the Lease, so that the Premises (as defined in Sections 1.1 and 2.1 of the Original Lease) shall include both the Initial Premises and the Additional Premises and shall contain a total of 40,194 square feet of rentable floor area. By way of example the option to extend the Term of the Lease provided in Section 2.4.1 of the Original Lease shall apply to both the Initial Premises and the Additional Premises collectively but not to either space independently. Subject to the provisions of Section 1(B) below, the "Additional Premises Commencement Date" shall be the first to occur of (i) October 1, 2004 and (ii) the date on which Tenant commences occupancy of any portion of the Additional Premises for the "Permitted Uses" (defined in Section 1.1 of the Original

      Lease) provided, however, in no event shall Tenant attempt, seek or have any right to occupancy of the Additional Premises prior to the last to occur of (i) the date the existing Tenant of the Additional Premises vacates the Additional Premises and (ii) the date on which Landlord substantially completes "Landlord's Work" (defined in Section 7 hereof).

            As soon as may be convenient after the date has been determined on which the Additional Premises Commencement Date occurs as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit C, in which the Additional Premises Commencement Date and the Term of the Lease as amended by this Amendment shall be stated. If Tenant shall fail to execute such Declaration, the Additional Premises Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Amendment.

      (B) If the then occupant of the Additional Premises wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, the Additional Premises Commencement Date and Tenant's occupancy and lease of the Additional Premises shall, in the event of holding over by such occupant, be deferred until possession of Additional Premises is delivered to Tenant. The failure of the then occupant of Additional Premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate the Original Lease (as herein amended) or to deduct from, offset against or withhold Annual Fixed Rent or any Additional Rent (or any portions thereof).

            However, in the event that by November 1, 2004 Landlord shall not deliver the Additional Premises to Tenant free of the then occupant, then by written notice from Tenant to Landlord given at any time after November 1, 2004 but prior to the date on which Landlord notifies Tenant that said occupant has, in fact, vacated the Premises, Tenant shall have the right to terminate this First Amendment to Lease without any liability or recourse to or against either Landlord or Tenant but in no event shall the foregoing constitute a default or breach by Landlord under the Original Lease and in no event shall Tenant have the right to terminate the Original Lease or to deduct from, offset against or withhold Annual Fixed Rent or any Additional Rent (or in portions thereof) under the Original Lease.

      (C) Tenant and Landlord acknowledge and agree that Section 2.1.1 of the Original Lease is hereby deleted in their entirety from the Original Lease as herein amended.

2. The parties acknowledge and agree that the Commencement Date for the Initial Premises was April 14, 2003 (hereinafter sometimes called the "Initial Premises Commencement Date").

3. The Term of the Original Lease (as herein amended)for both the Initial Premises and the Additional Premises shall be coterminous. Accordingly, the definition of the "Term" as set forth in Section 1.1 of the Lease is hereby amended by deleting the definition therein set forth and substituting therefor the following:

            Lease Term:  (i) As to the Initial Premises, a period beginning on the Initial Premises Commencement Date and ending on April 30, 2008, unless extended or sooner terminated as provided in the Lease.

                         (ii) As to the Additional Premises, a period beginning on the Additional Premises Commencement Date and ending on April 30, 2008, unless extended or sooner terminated as provided in the Lease.

4. (A) Annual Fixed Rent for the Initial Premises shall continue to be payable as set forth in the Original Lease.

      (B) (1) Commencing on the Additional Premises Commencement Date and continuing through the expiration or earlier termination of the Lease Term, Annual Fixed Rent for the Additional Premises shall be payable at the annual rate of $298,714.50 (being the product of (i) $21.75 and (ii) the Rentable Floor Area of the Additional Premises (being 13,734 square feet)).

            (2) However, and only if the Additional Premises Commencement Date shall, in fact, occur prior to October 1, 2004, then commencing on the Additional Premises Commencement Date and continuing through September 30, 2004, Annual Fixed Rent for such period for the Additional Premises shall be payable at the annual rate of $149,357.25 (being the product of (i) $10.875 and (ii) the Rentable Floor Area of the Additional Premises (being 13,734 square feet). From and after October 1, 2004, the Annual Fixed Rent for the Additional Premises shall be as provided in Section 4(B)(1) above.

      (C) Annual Fixed Rent for the Premises during any extension option period (if exercised) shall be payable as set forth in Section 2.4.1 of the Lease.

5. Commencing on the Additional Premises Commencement Date, the "Number of Parking Spaces" (defined in Section 1.1. of the Original Lease) shall increase from 93 to 141 and the use thereof shall be subject to and upon the terms set forth in Section 2.2.1 of the Original Lease as herein amended.

6. For the purposes of computing Tenant's payments for operating expenses pursuant to Section 2.6 of the Lease, Tenant's payments for real estate taxes pursuant to Section 2.7 of the Lease and Tenant payments for electricity (as determined pursuant to Sections 2.5 and 2.8 of the Lease), for the portion of the Term on and after the Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" (also called the "Rentable Floor Area of Tenant's Space") shall comprise a total of 40,194 square feet including both the Rentable Floor Area of the Initial Premises (being 26,640 square feet) and the Rentable Floor Area of the Additional Premises (being 13,374 square feet). For the portion of the Lease Term prior to the Additional Premises Commencement Date, the

      "Rentable Floor Area of the Premises" shall continue to be the Rentable Floor Area of the Initial Premises for such purposes.

7. Landlord agrees, at its sole cost and expense, to perform and supply the work listed on Exhibit B attached to the Additional Premises ("Landlord's Work"). Landlord's Work shall be performed within a reasonable period of time after the existing tenant in the Additional Premises vacates the Additional Premises. Also, Landlord shall provide to Tenant an allowance in the amount of $27,468.00 (being the product of $2.00 and the 13,734 square feet of Rentable Floor Area of the Additional Premises) which Tenant may use for its wiring and cabling for or moving into the Additional Premises with any amount of said allowance not used being applied by Landlord to Annual Fixed Rent. Except only as specifically set forth above in this Section 7, Tenant agrees to accept the Additional Premises in "as is" condition and Landlord shall have no obligation to perform any additions, alterations or demolition in the Additional Premises and Landlord shall have no responsibility for the installation or connection of Tenant's telephone or other communications equipment or systems.

8. Tenant shall have the right to install, at its sole cost and expense, its name on one (1) location on the glass wall of the Additional Premises which faces the first floor lobby (on which wall is currently located the name of the present tenant Authentica); provided, however, that the size, style, graphics, actual location on said glass wall and design shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld.

9. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than Cushman & Wakefield of Massachusetts, Inc. (the "Recognized Broker") and in the event any claim is made against Landlord relative to dealings by Tenant with brokers, other than by the Recognized Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

      (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Recognized Broker and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord shall pay to the Recognized Broker such commission as shall be due to the Recognized Broker.

10. Landlord acknowledges that as of the date hereof Tenant's Board of Directors has not taken up the matter of approving this First Amendment to Lease. Landlord and Tenant hereby agree that if Tenant's Board of Directors shall not approve this Lease Amendment by January 30, 2004, then Tenant may, by written notice to Landlord received by

      Landlord not later than 5:00 p.m. on January 30, 2004, terminate this Lease Amendment (but not the Lease). Tenant covenants, acknowledges and agrees that time is of the essence hereto and that if Tenant shall not give any or timely notice as aforesaid then the within termination right shall automatically expire, shall be null and void and shall have no force or applicability. In the event Tenant timely terminates this First Amendment to Lease as aforesaid, the Lease shall remain unchanged and in full force and effect in accordance with its terms. In no event shall this
      Section 10 of this First Amendment be deemed to create any right for Tenant to terminate the Original Lease or Tenant's tenancy with respect to the Initial Premises.

11. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Original Lease.

12. Except as herein amended the Original Lease shall remain unchanged and in full force and effect. All references herein to the "Lease" shall be deemed to be references to the Original Lease as herein amended.

      EXECUTED as a sealed instrument as of the date and year first above written.

WITNESS:                                LANDLORD:

                                        TRUSTEES OF TRACER LANE II TRUST

/s/ Illegible                           /s/ David C. Provost
-----------------------------------     ---------------------------------------
                                        DAVID C. PROVOST, PURSUANT TO
                                        WRITTEN DELEGATION OF
                                        THE TRUSTEES OF TRACER LANE TRUST
                                        II BUT NOT INDIVIDUALLY

ATTEST:                                 TENANT:

                                        UNICA CORPORATION

By:/s/ David W. Flynn                   By /s/ Richard M. Darer
   --------------------------------        -------------------------------------
Attest: VP Corp Controller              Name Richard M. Darer
                                             -----------------------------------
                                        Title PRESIDENT or (VICE PRESIDENT)
                                           HEREUNTO DULY AUTHORIZED

By                                      By
   --------------------------------        -------------------------------------
Name                                    Name
     ------------------------------          -----------------------------------
Title CLERK or (ASSISTANT CLERK)        Title TREASURER or (ASSISTANT TREASURER)
                                              HEREUNTO DULY AUTHORIZED
                                              (CORPORATE SEAL)

                                    EXHIBIT A

                             THE ADDITIONAL PREMISES
                                   (FLOORPLAN)

                                    EXHIBIT B

                              LANDLORD'S WORK LIST

                                    EXHIBIT C

                       DECLARATION AFFIXING THE ADDITIONAL
                           PREMISES COMMENCEMENT DATE

                            SECOND AMENDMENT TO LEASE

SECOND AMENDMENT TO LEASE (the "Second Amendment") dated as of this 14th day of October, 2004 by and between MORTIMER B. ZUCKERMAN and EDWARD H. LINDE, TRUSTEES OF TRACER LANE TRUST II, under Declaration of Trust dated May 30, 2000, recorded with the Middlesex South District Registry of Deeds in Book 31451 Page 498 but not individually ("Landlord") and Unica Corporation, a Massachusetts corporation ("Tenant").

                                    RECITALS

      By Lease dated December 20, 2002 (the "Original Lease") Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 26,460 square feet of rentable floor area (the "Rentable Floor Area of the Initial Premises") on the second (2nd) floor of the building (the "Building") known as and numbered 170 Tracer Lane, Waltham, Massachusetts (the "Initial Premises"). The parties acknowledge that the Building is also known as Reservoir Place North.

      Reference is made to that certain Letter dated December 20, 2002, from Landlord to Tenant (a copy of which is attached hereto as Schedule I (the "December 2002 Letter"). Landlord and Tenant hereby ratify and confirm the December 2002 Letter and hereby acknowledge that the December 2002 Letter is an amendment to the Original Lease.

      By First Amendment to Lease dated December 23, 2003 (the "First Amendment"). Landlord increased the size of the Initial Premises by adding thereto certain additional premises (the "First Additional Premises") containing 13,734 square feet of retable floor area on the first floor of the Building (the Rentable Floor Area of the "First Additional Premises").

      The Original Lease as amended by the December 2002 Letter as further amended by First Amendment is herein collectively called the "Lease."

      Tenant has determined to lease from Landlord an additional 4,679 square feet of rentable floor area (the "Rentable Floor Area of the Second Additional Premises") located on the first (1st) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the "Second Additional Premises").

      Landlord and Tenant are entering into this instrument to set forth said leasing of the Second Additional Premises, to integrate the Second Additional Premises into the Lease and to amend the Lease.

      NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. (A) Effective as of the "Second Additional Premises Commencement Date" (hereinafter defined), the Second Additional Premises shall constitute a part of the "Premises" demised to Tenant under the Lease, so that the Premises (as defined in Sections 1.1 and 2.1 of the Lease) shall include all of the Initial Premises, the First Additional Premises and the Second Additional Premises and shall contain a total of 44,873 square feet of rentable floor area (being the sum of (i) the 26,460 square feet of Rentable Floor Area of the Initial Premises, (ii) the 13,734 square feet of Rentable Floor Area of the First Additional Premises and (iii) the 4,679 square feet of Rentable Floor Area of the Second Additional Premises). By way of example, the option to extend the Term of the Lease provided in Section 2.4.1 of the Lease shall only apply to all of the Initial Premises, the First Additional Premises and the Second Additional Premises collectively but not to any space independently. The "Second Additional Premises Commencement Date" shall be the first to occur of (i) January 1, 2005 and (ii) the date on which Tenant commences occupancy of any portion of the Second Additional Premises for the "Permitted Uses" (defined in Section 1.1 of the Original Lease) provided, however, in no event shall Tenant attempt, seek or have any right to occupancy of the Second Additional Premises prior to the date on which Landlord substantially completes "Landlord's Work" (defined in Section 7 hereof).

            As soon as may be convenient after the date has been determined on which the Second Additional Premises Commencement Date occurs as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit C to the Original Lease, in which the Second Additional Premises Commencement Date and the Term of the Lease as amended by this Amendment shall be stated. If Tenant shall fail to execute such Declaration, the Second Additional Premises Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Amendment.

2. Tenant and Landlord acknowledge that Section 2.1.1 of the Original Lease was hereby deleted in its entirety from the Lease as herein amended pursuant to Section 1(c) of the First Amendment. The parties further acknowledge and agree that the Commencement Date for the Initial Premises was April 14, 2003 (hereinafter sometimes called the "Initial Premises Commencement Date"). In addition, the parties also acknowledge and agree that the Commencement Date for the First Additional Premises was June 28, 2004 (the "First Additional Premises Commencement Date").

3. The Term of the Original Lease (as herein amended) for all of the Initial Premises, the First Additional Premises and the Second Additional Premises shall be coterminous. Accordingly, the definition of the "Term" as set forth in Section 1.1 of the Lease is hereby amended by deleting the definition therein set forth and substituting therefor the following:

            Lease Term:   (i) As to the Initial Premises, a period beginning on
                          the Initial Premises Commencement Date and ending on April 30, 2008, unless extended or sooner terminated as provided in the Lease.

                          (ii) As to the First Additional Premises, a period beginning on the First Additional Premises Commencement Date and ending on April 30, 2008, unless extended or sooner terminated as provided in the Lease.

                          (iii) As to the Second Additional Premises, a period beginning on the Second Additional Premises Commencement Date and ending on April 30, 2008, unless extended or sooner terminated as provided in the Lease.

4. (A) Annual Fixed Rent for the Initial Premises shall continue to be payable as set forth in the Original Lease.

      (B) Annual Fixed Rent for the First Additional Premises shall continue to be payable as set forth in the First Amendment.

      (C) (1) Commencing on the Second Additional Premises Commencement Date and continuing through the expiration or earlier termination of the Lease Term, Annual Fixed Rent for the Second Additional Premises shall be payable at the annual rate of $101,768.25 (being the product of (i) $21.75 and (ii) the Rentable Floor Area of the Second Additional Premises (being 4,679 square feet)).

            (2) However, and only if the Second Additional Premises Commencement Date shall, in fact, occur prior to January 1, 2005, then commencing on the Second Additional Premises Commencement Date and continuing through the first to occur of (i) the 30th day following the Second Additional Premises Commencement and (ii) December 31, 2004 (the "Free Fixed Rent Period"), there shall be no Fixed Rent for the Second Additional Premises. Further, for the period from the last day of the Free Fixed Rent Period through December 31, 2004, if any (herein the "Limited Fixed Rent Period"). Annual Fixed Rent for such Limited Fixed Rent Period for the Second Additional Premises shall be payable at the annual rate of $50,884.13 (being the product of (i) $10.875 and (ii) the Rentable Floor Area of the Second Additional Premises (being 4,679 square feet). In all events, from and after January 1, 2005, the Annual Fixed Rent for the Second Additional Premises shall be as provided in Section 4(C)(1) above.

            (C) Annual Fixed Rent for the Premises during any extension option period (if exercised) shall be payable as set forth in Section 2.4.1 of the Lease.

      6. Commencing on the Second Additional Premises Commencement Date, the "Number of Parking Spaces" (defined in Section 1.1. of the Original Lease) for the entire Premises shall be 135. The use thereof shall be subject to and upon the terms set forth in Section 2.2.1 of the Original Lease as herein amended.

      6. For the purposes of computing Tenant's payments for operating expenses pursuant to Section 2.6 of the Lease, Tenant's payments for real estate taxes pursuant to Section 2.7 of the Lease and Tenant payments for electricity (as determined pursuant to Sections 2.5 and 2.8 of the Lease), for the portion of the Term on and after the Second Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" (also called the "Rentable Floor Area of Tenant's Space") shall comprise a total of 44,873 square feet which is the total of the Rentable Floor Area of the Initial Premises (being 26,460 square feet), the Rentable Floor Area of the First Additional Premises (being 13,734 square feet) and the Rentable Floor Area of the Second Additional Premises (being 4,679 square feet). For the portion of the Lease Term prior to the Second Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" shall continue to be the sum of the Rentable Floor Area of the Initial Premises and the Rentable Floor Area of the First Additional Premises (totaling 40,194 square feet of rentable floor area) for such purposes.

      7. (A) Tenant desires that certain work be performed by the Landlord in the Second Additional Premises. Attached hereto as Exhibit B is a plan and certain specifications for the work to be performed by Landlord in the Second Additional Premises ("Landlord's Work"). Landlord shall provide to Tenant a statement of the cost of Landlord's Work which shall include a construction management fee (the "Construction Management Fee") to Landlord equal to 4% of the cost of Landlord's Work and any additional work (including change orders) performed by Landlord. Landlord shall have the right, in Landlord's sole discretion, to reject change orders (or any portions thereof) that Landlord deems unreasonable in regard to aesthetic issues, alterations or changes visible outside the Premises, or dangers, burdens or inconvenience to the Building.

            (B) Landlord shall provide to Tenant a tenant build-out allowance in the amount of $42,111.00 (the "Tenant Allowance"). Except only as provided in subsection (C) below, the Tenant Allowance shall be used and applied by Landlord solely on account of the cost of Landlord's Work (including the Construction Management Fee and the cost of the architect and/or space planner preparing the plan and specifications showing and describing Landlord's Work (the "Plan Preparation Costs"). In the event that the cost of Landlord's Work (including the Construction Management Fee and the Plan Preparation Costs") and the cost of any change orders approved by Landlord exceeds the Tenant Allowance, Tenant shall be obligated to pay for these excess costs (the "Tenant Plan

      Excess Costs") in accordance with the following requirements of this Section, it being understood and agreed that Tenant shall be fully responsible for all Tenant Plan Excess Costs.

      (C) Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section
      7. In no event shall Landlord's obligations to pay or reimburse Tenant for any of the costs of Landlord's Work exceed the total Tenant Allowance. In addition, in the event that (i) Tenant is in default under this Lease or
      (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant's interest in the Lease or against the Building or the Site arising out of any work performed by Tenant or any litigation in which Tenant is a party, then, from and after the date of such event ("Event"), Landlord shall have no further obligation to fund any portion of the Tenant Allowance and Tenant shall be obligated to pay, as Additional Rent, all costs of Landlord's Work in excess of that portion of the Tenant Allowance funded by Landlord through the date of the Event. Further, in no event shall Landlord be required to make application of any portion of the Tenant Allowance on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. However, if the total of (i) the cost of Landlord's Work (herein collectively called including the Plan Preparation Costs),
      (ii) the Construction Management Fee and (iii) the cost of any change orders approved by Landlord (herein collectively called the "Total Cost of Landlord's Work") is less than the Tenant Allowance, Tenant may apply the amount of difference between the Tenant Allowance and the Total Cost of Landlord's Work up to but not in excess of $9,392.00 to the cost of Tenant's wiring and cabling in the Second Additional Premises. Notwithstanding anything in this Section 7 to the contrary, in no event shall there be any application of the Tenant Allowance or any portion thereof toward Annual Fixed Rent or Additional Rent owed by Tenant under this Lease. Further, any amount of the Tenant Allowance not requested by Tenant within one (1) year of Second Additional Premises Commencement Date shall be deemed forfeited, time being of the essence.

      (D) If and to the extent that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, 50% of the Tenant Plan Excess Costs prior to the commencement of Landlord's Work, with the balance of the Tenant Plan Excess Costs due upon substantial completion of Landlord's Work. In the event that the Tenant Plan Excess Costs exceed $10,000.00 ("Maximum Amount"), then Tenant shall pay to landlord, as Additional Rent, prior to the commencement of Landlord's Work, all such Tenant Plan Excess Costs in excess of the Maximum Amount, provided however, that if the Tenant Plan Excess Costs exceed the Maximum Amount as a result of a change order approved by Landlord, then Tenant shall pay to Landlord, as Additional Rent, at the time that Landlord approves such Change Order, all such Tenant Plan Excess Costs in excess of the Maximum Amount.

8. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Second Amendment other than Cushman & Wakefield of Massachusetts, Inc. (the "Recognized Broker") and in the event any claim is made against Landlord relative to dealings by Tenant with brokers, other than by the Recognized Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

      (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Second Amendment other than the Recognized Broker and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord shall pay to the Recognized Broker such commission as shall be due to the Recognized Broker.

9. Landlord hereby covenants and agrees that all of the movable furniture (the "First Floor Furniture") located in the First Additional Premises and the Second Additional Premises (both premises being located on the first floor of the Building) shall belong to, and Landlord hereby conveys and transfers such furniture to, Tenant. However, such conveyance and transfer of the First Floor Furniture is as is, where is and Landlord makes no representation or warranty of any kind including making no representation or warranty as to the condition, fitness or usability of the First Floor Furniture. Tenant hereby accepts such conveyance and transfer of the First Floor Furniture upon the aforesaid terms. In no event is Landlord conveying any other furniture located elsewhere in the Building.

10. Upon the terms and conditions set forth in Paragraph 2 of the December 2002 letter, Landlord and Tenant have agreed that Tenant has the right, at its sole cost and expense, to one (1) sign affixed to the Building. Among those terms and conditions, (i) Tenant must lease directly from Landlord and be in occupancy of the entire first floor or the entire third floor of the Building and, also (ii) Tenant must be leasing directly from Landlord and be in occupancy of the entire second floor of the Building. Landlord and Tenant agree that the leasing of the Initial Premises, the First Additional Premises and the Second Additional Premises (collectively herein called the "Entire Premises") satisfies the leasing requirement notwithstanding that Tenant is not leasing the entire first floor of the Building. However, all of the other conditions and requirements of Paragraph 2 of the December 2002 letter shall continue to apply including, but not limited to, the requirement that Tenant be in occupancy of the Entire Premises. Landlord and Tenant hereby acknowledge and agree that if Tenant is not in occupancy of the Entire Premises whether (i) because Tenant has assigned the Lease or sublet any portion of the Entire Premises or (ii) because of any other reason, cause, event or circumstance, Tenant's right to the one (1) sign affixed to the Building shall automatically cease and expire and Tenant shall, at its sole cost and expense, promptly remove such sign and repair any damage. If Tenant shall not so remove such sign and repair such damage within ten (10) days after written notice from Landlord, Landlord may, in its sole discretion, remove such sign and repair such damage at the cost and expense of Tenant and the provisions of Section 8.17 of the Lease shall apply.

11. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Original Lease.

12. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references herein to the "Lease" shall be deemed to be references to the Original Lease as amended by the First Amendment as further amended by this Second Amendment.

      EXECUTED as a sealed instrument as of the date and year first above written.

WITNESS:                                LANDLORD:

                                        TRUSTEES OF TRACER LANE II TRUST
 /s/ Illegible                           /s/ David C. Provost
_________________________________       ________________________________________
                                        DAVID C. PROVOST, PURSUANT TO
                                        WRITTEN DELEGATION OF THE TRUSTEES
                                        OF TRACER LANE TRUST II BUT NOT
                                        INDIVIDUALLY

ATTEST:                                 TENANT:

                                        UNICA CORPORATION


By /s/ Rachael McCarthy                 By /s/ Richard M. Darer
   ______________________________          _____________________________________
Name  Rachael McCarthy                  Name  R. Darer, VP & CFO
Name ____________________________       Name ___________________________________
Title CLERK or (ASSISTANT CLERK)        Title PRESIDENT or (VICE PRESIDENT)
                                           HEREUNTO DULY AUTHORIZED

                                        By _____________________________________
                                        Name ___________________________________
                                        Title TREASURER or (ASSISTANT TREASURER)
                                        HEREUNTO DULY AUTHORIZED

                                        (CORPORATE SEAL)

                            THIRD AMENDMENT TO LEASE

      THIRD AMENDMENT TO LEASE dated as of this 30th day of December, 2004 by and between MORTIMER B. ZUCKERMAN AND EDWARD H. LINDE, AS TRUSTEES OF TRACER LANE TRUST II, under Declaration of Trust dated May 30, 2000 recorded with the Middlesex South District Registry of Deeds in Book 31451, Page 498, but not individually ("Landlord") and UNICA CORPORATION, a Delaware corporation (as successor by merger to Unica Corporation, a Massachusetts corporation) ("Tenant").

                                    RECITALS

      By Lease dated December 20, 2002 (the "Original Lease") Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 26,460 square feet of rentable floor area (referred to in the Original Lease as the "Rentable Floor Area of the Premises" and hereinafter sometimes referred to as the "Rentable Floor Area of the Initial Premises") on the second (2nd) floor of the building (the "Building") known as and numbered 170 Tracer Lane, Waltham, Massachusetts (referred to in the Original Lease as the "Premises" and hereinafter sometimes referred to as the "Initial Premises").

      By letter dated December 20, 2002 (the "December 2002 Letter"), Landlord and Tenant agreed upon signage rights to be provided to Tenant under certain circumstances.

      By First Amendment to Lease dated December 23, 2003 (the "First Amendment"), Landlord and Tenant increased the size of the Premises by adding thereto 13,734 square feet of rentable floor area (the "Rentable Floor Area of the First Additional Premises") located on the first (1st) floor of the Building, which space is shown as Exhibit A attached to such First Amendment (the "First Additional Premises").

      By Second Amendment to Lease dated October 14, 2004 (the "Second Amendment"), Landlord and Tenant increased the size of the Premises by adding thereto 4,679 square feet of rentable floor area (the "Rentable Floor Area of the Second Additional Premises") located on the first (1st) floor of the Building, which space is shown as Exhibit A attached to such Second Amendment. The Initial Premises, the First Additional Premises and the Second Additional Premises shall sometimes hereinafter be referred to collectively as the "Existing Premises," and the Rentable Floor Area of the Initial Premises, the Rentable Floor Area of the First Additional Premises and the Rentable Floor Area of the Second Additional Premises shall sometimes hereinafter be referred to collectively as the "Rentable Floor Area of the Existing Premises."

      The Original Lease as amended by the December 2002 Letter, the First Amendment and the Second Amendment is herein collectively called the "Lease".

      Tenant has determined to lease from Landlord an additional 26,570 square feet of rentable floor area (the "Rentable Floor Area of the Third Additional Premises") located on the third (3rd) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the "Third Additional Premises"), upon the terms and conditions contained in this Third Amendment to Lease (the "Third Amendment").

      Landlord and Tenant are entering into this instrument to set forth said leasing of the Third Additional Premises, to integrate the Third Additional Premises into the Lease and to amend the Lease.

      NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. Effective as of the Third Additional Premises Commencement Date (as defined in Section 5 below), the Third Additional Premises shall constitute a part of the "Premises" demised to Tenant under the Lease, so that the Premises (as defined in Section 1.1 of the Original Lease) shall include both the Existing Premises and the Third Additional Premises and shall contain a total of 71,443 square feet of rentable floor area. By way of example, the option to extend the term of the Lease provided in Section
      2.4.1 of the Original Lease shall apply to the Existing Premises and the Third Additional Premises collectively, but not to any space independently.

2. (A) The Term of the Lease for the Existing Premises, which but for this Third Amendment is scheduled to expire on April 30, 2008, is hereby extended for a period of twelve (12) months commencing on May 1, 2008 and expiring on April 30, 2009.

      (B) The Term of the Lease for both the Existing Premises and the Third Additional Premises shall be coterminous. Accordingly, the definition of the "Term" as set forth in Section 1.1 of the Original Lease (as amended by Section 3 of the Second Amendment) is hereby amended by deleting the definition therein set forth and substituting therefor the following:

      Lease Term: (i) As to the Initial Premises, a period beginning on the
                  Initial Premises Commencement Date and ending on April
                  30, 2009, unless extended or sooner terminated as provided in the Lease.

                  (ii) As to the First Additional Premises, a period beginning on the First Additional Premises Commencement Date and ending on April 30, 2009, unless extended or sooner terminated as provided in the Lease.

                  (iii) As to the Second Additional Premises, a period beginning on the Second Additional Premises Commencement Date and ending on April 30, 2009, unless extended or sooner terminated as provided in the Lease.

                  (iv) As to the Third Additional Premises, a period beginning on the Third Additional Premises Commencement Date and ending on April 30, 2009, unless extended or sooner terminated as provided in the Lease.

3. (A) Annual Fixed Rent for the Existing Premises shall continue to be payable as set forth in the Lease until April 30, 2008. For the period commencing on May 1, 2008 and expiring on April 30, 2009, Annual Fixed Rent for the Existing Premises shall be payable at the rate of $1,234,007.50 (being the product of (x) $27.50 and (y) the Rentable Floor Area of the Existing Premises (being 44,873 square feet)).

      (B) For the period commencing on the Third Additional Premises Commencement Date and continuing through the last day of the thirty-first
      (31st) full calendar month immediately following the Third Additional Premises Commencement Date, Annual Fixed Rent for the Third Additional Premises shall be payable at the rate of $577,897.50 (being the product of (x) $21.75 and (y) the Rentable Floor Area of the Third Additional Premises (being 26,570 square feet)).

      (C) For the period commencing on the first day of the thirty-second
      (32nd) full calendar month immediately following the Third Additional Premises Commencement Date and expiring on April 30, 2009, Annual Fixed Rent for the Third Additional Premises shall be payable at the rate of $730,675.00 (being the product of (x) $27.50 and (y) the Rentable Floor Area of the Third Additional Premises (being 26,570 square feet)).

      (D) Annual Fixed Rent for the Premises during any extension option period (if exercised) shall be payable as set forth in Section 2.4.1 of the Original Lease.

4. For the purposes of computing Tenant's payments for operating expenses pursuant to Section 2.6 of the Original Lease, Tenant's payments for real estate taxes pursuant to Section 2.7 of the Original Lease and Tenant payments for electricity (as determined pursuant to Sections 2.5 and 2.8 of the Original Lease), for the portion of the Term on and after the Third Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" shall comprise a total of 71,443 square feet including both the Rentable Floor Area of the Existing Premises (being 44,873 square feet) and the Rentable Floor Area of the Third Additional Premises (being 26,570 square feet). For the portion of the Lease Term prior to the Third Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" shall continue to be the Rentable Floor Area of the Existing Premises for such purposes.

5. (A) Landlord agrees, at Landlord's sole cost and expense (except as otherwise provided in the last paragraph of this Section 5), to use due diligence to complete the work for and respecting the Third Additional Premises described in Exhibit B by October 1, 2005 (the "Third Additional Premises Scheduled Term Commencement Date"), such work to be done in a good and workmanlike manner. Landlord shall not be required to install any improvements which are not in conformity with Exhibit B and Landlord shall have no responsibility for the installation or connection of Tenant's telephone or other communications equipment or systems.

      (B) Landlord's completion of the work shown on Exhibit B shall be subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control ("Landlord's Force Majeure"). The Third Additional Premises shall be "substantially complete" and the Third Additional Premises Commencement Date shall be deemed to occur on the date on which the work described in Exhibit B attached hereto, together with common facilities for access and service, has been completed except for items of work and adjustment of equipment and fixtures which can be completed after occupancy thereof has been taken without causing material interference with Tenant's use of the Third Additional Premises (i.e. so-called "punch list" items). Landlord shall promptly complete as soon as conditions practically permit all punch list items and Tenant shall not use the Third Additional Premises in such manner as will increase the cost of completion. Landlord shall permit Tenant access for installing furnishings and wiring in portions of the Third Additional Premises when it can be done without material interference with remaining work. Landlord shall endeavor to provide Tenant with notice at least ten (10) days prior to the date Landlord estimates the Third Additional Premises Commencement Date will occur of Landlord's estimation of the Third Additional Premises Commencement Date.

      (C) If, however, Landlord shall have failed to substantially complete the work to be performed by Landlord as shown on Exhibit B (excluding punch list items) on or before January 1, 2006 (the "Third Additional Premises Outside Completion Date") (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord's Force Majeure or any act or failure to act of Tenant which interferes with Landlord's construction of the Third Additional Premises, without limiting Landlord's other rights on account thereof), Tenant shall have the right to terminate the Lease with respect to the Third Additional Premises only (but not the Existing Premises) by giving notice to Landlord of Tenant's desire to do so within the time period from the Third Additional Premises Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Third Additional Premises Outside Completion Date (as so extended); and, upon the giving of such notice, the Term of the Lease with respect to the Third Additional Premises shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after Landlord's receipt of such notice, Landlord substantially completes the work to be performed by Landlord as shown on Exhibit B (except for punch list items) and such right of termination with respect to the Third Additional Premises shall be Tenant's sole and exclusive remedy at law or in equity or otherwise for Landlord's failure so to complete such work within such time.

      (D) Tenant agrees that no delay by it, or anyone employed by it, in performing work to prepare the Third Additional Premises for occupancy (including without limitation, the work in installing telephones and other communications equipment or systems) shall delay the Third Additional Premises Commencement Date or the obligation to pay rent for the Third Additional Premises, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee.

      (E) As soon as may be convenient after the Third Additional Premises Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written declaration in which the Third Additional Premises Commencement Date shall be stated.

      (F) Notwithstanding anything contained herein to the contrary, it is understood and agreed that Tenant shall be fully responsible for the costs of any items of work not shown on Exhibit B hereto, together with a construction management fee payable to Landlord (or its affiliate) of four percent (4%) of the costs of such excess work (collectively, the "Tenant Plan Excess Costs"). To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, fifty percent (50%) of the Tenant Plan Excess Costs prior to the commencement of the Landlord's work, with the balance of the Tenant Plan Excess Costs due upon substantial completion of the Landlord's work; provided, however, that in the event that the Tenant Plan Excess Costs exceed $15,000.00 (the "Maximum Amount"), then Tenant shall pay to Landlord, as Additional Rent, at the time that Tenant and Landlord approve any change to Exhibit B that causes the Tenant Plan Excess Costs to exceed the Maximum Amount, all Tenant Plan Excess Costs in excess of the Maximum Amount.

      (G) Landlord shall provide to Tenant a special allowance equal to the product of (i) $3.00 and (ii) the Rentable Floor Area of the Third Additional Premises (the "Tenant Allowance"). The Tenant Allowance shall be used and applied by Tenant solely on account of the cost of the wiring and cabling work to be performed by Tenant in order to prepare the Third Additional Premises for Tenant's use and occupancy (the "Tenant's Work"). All such Tenant's Work shall be performed by Tenant in accordance with, and shall otherwise be subject to, the terms and provisions of the Lease (including, without limitation, Section 5.2 thereof). Provided that the Tenant (i) has completed all of such Tenant's Work in accordance with the terms of the Lease, has paid for all of such Tenant's Work in full and has delivered to Landlord lien waivers from all such persons who might have a lien as a result of such work, in the recordable forms, (ii) has executed the Commencement Date Agreement for the Third Additional Premises, (iii) has delivered to Landlord its certificate specifying the cost of such Tenant's Work and all contractors, subcontractors and supplies involved with Tenant's Work, together with evidence of such cost in the form of paid invoices, receipts and the like, (iv) has satisfied the requirements of (i) through (iii) above and made request for such payment on or before the date that is one hundred and twenty (120) days after the Third Additional Premises Commencement Date, (v) is not otherwise in default under the Lease, and (vi) there are no liens (unless bonded to the reasonable satisfaction of the Landlord) against Tenant's interest in Lease or against the Building or Site arising out of Tenant's Work or any litigation in which Tenant is a party, then within thirty (30) days after the satisfaction of the foregoing conditions, Landlord shall pay to Tenant the lesser of the amount of such costs so certified or the amount of the Tenant Allowance. For the purposes hereof, the cost to be so reimbursed by Landlord shall include the cost of leasehold improvements but not the cost of any of Tenant's personal property, trade fixtures or trade equipment or any so-called soft costs. Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 5(G),nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, in no event shall Landlord be required to make application of any portion of the Tenant Allowance on account of any supervisory fees overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that such cost of Tenant's Work is less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease. Landlord shall be entitled to deduct from the Tenant Allowance an amount equal to the sum of: (i) $150.00 per hour for time spent by Landlord's in-house personnel to review or supervise Tenant's Work, plus
      (ii) third party expenses incurred by Landlord to review and supervise Tenant's Work.

6. Commencing on the Third Additional Premises Commencement Date, Tenant shall be provided parking privileges for an additional eighty (80) automobiles, so that the total parking privileges provided as of the Third Additional Premises Commencement Date shall be for two hundred fifteen
      (215) automobiles. The use thereof shall be subject to and upon the terms and conditions set forth in Section 2.2.1 of the Original Lease.

7. Landlord and Tenant acknowledge that Landlord is holding a security deposit in the amount of $287,753.00 as provided in Section 1.1 and
      Section 8.20 of the Original Lease.

8. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Third Amendment other than Cushman & Wakefield, Inc. (the "Broker") and in the event any claim is made against Landlord relative to dealings by Tenant with brokers, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

      (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Third Amendment other than the Broker and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

9. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Original Lease.

10. Except as herein amended the Lease shall remain unchanged and in full force and effect. From and after the effective date of this Third Amendment, all references to the "Lease" shall be deemed to be references to the Original Lease as amended by the First Amendment and the Second Amendment, and as herein amended.

      EXECUTED as a sealed instrument as of the date and year first above written.

WITNESS:                                LANDLORD

/s/ ILLEGIBLE SIGNATURE                 /s/ DAVID C. PROVOST
----------------------------------      ----------------------------------------
                                        DAVID C. PROVOST, FOR THE TRUSTEES OF
                                        TRACER LANE TRUST II PURSUANT TO WRITTEN
                                        DELEGATION BUT NOT INDIVIDUALLY

ATTEST:                                 TENANT:

                                        UNICA CORPORATION


By:                                     By: /s/ R. M. DARER
   -------------------------------         -------------------------------------
Name:                                   Name: R. M. DARER, VP, CFO AND TREASURER
     -----------------------------           -----------------------------------
Title: SECRETARY or                     Title: PRESIDENT or (VICE
      ----------------------------            ----------------------------------
       (ASSISTANT SECRETARY)                   PRESIDENT
      ----------------------------            ----------------------------------
                                               HEREUNTO DULY AUTHORIZED

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title: TREASURER or
                                               ---------------------------------
                                               ASSISTANT TREASURER)
                                               ---------------------------------
                                               HEREUNTO DULY AUTHORIZED

                                               (CORPORATE SEAL)

                                                                       EXHIBIT B


                           [PICTURE OF BLUEPRINTS]